UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
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GOGO INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GOGO INC. 105 Edgeview Dr., Suite 300 Broomfield, Colorado 80021

APRIL 29, 2025
Dear Fellow Stockholder:
We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Tuesday, June 12, 2025, at 3:00 p.m. Mountain Time. The annual meeting will be a virtual meeting conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/GOGO2025. All record holders of the Company’s outstanding common stock at the close of business on April 22, 2025 will be entitled to vote at the Annual Meeting.
At the Annual Meeting, we will ask you to vote on (i) the election of the two directors named in this proxy statement; (ii) an advisory vote approving executive compensation; (iii) ratification of the appointment of our independent registered public accounting firm; and (iv) transaction of any other business that may properly be brought before the Annual Meeting.
Regardless of the number of shares of the Company’s common stock that you own, you are encouraged to read the accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 carefully. Please review the proxy card for instructions on how you can vote your shares of common stock over the Internet, by telephone, or by mail. It is important that all holders of our common stock participate in the affairs of the Company. The prompt return of proxy cards will ensure the presence of a quorum.
Your vote is important to us. Please vote promptly.
Gogo Inc. uses the Securities and Exchange Commission (“SEC”) rule permitting companies to furnish proxy materials to their shareholders via the Internet. In accordance with this rule, on or about April 29, 2025, we sent to shareholders of record at the close of business on April 22, 2025, a Notice of Internet Availability of Proxy Materials (“Notice”), which includes instructions on how to access our proxy materials and the 2024 Annual Report online, and how to vote online for the Annual Meeting.
We look forward to your participation.

NOTICE OF
Annual Meeting of Stockholders
To the stockholders of Gogo Inc.:
NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Gogo Inc., a Delaware corporation (“Gogo” or the “Company”), will be held online on June 12, 2025, at 3:00 p.m. Mountain Time, at www.virtualshareholdermeeting.com/GOGO2025 for the following purposes:

Date and time
June 12, 2025, at
3:00 p.m. Mountain Time
Record date
Close of business on April 22, 2025
Holders of common stock are
entitled to one vote per share.
Online at
www.virtualshareholdermeeting/
GOGO2025
Attendance
Attendance is limited to stockholders of record as of the record date, holders of valid proxies for the Annual Meeting, and invited guests.
Date of mailing and release
The Notice of Internet Availability
of Proxy Materials was sent to stockholders of record and the proxy materials were made available on the
Internet on or about April 29, 2025.

Proposals		Board Vote Recommendation	Page Reference
1	Election of the two directors named in this proxy statement	FOR	61
2	Advisory vote approving executive compensation	FOR	62
3	Ratification of the appointment of our independent registered public accounting firm	FOR	63
4	Transaction of any other business that may properly be brought before the Annual Meeting.

The Annual Meeting will be held online at www.virtualshareholdermeeting/GOGO2025.
Our board of directors has fixed the close of business on April 22, 2025 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting.
Our board of directors recommends that you vote FOR the election of each of the director nominees named in Proposal 1 of the proxy statement, FOR the approval of 2024 executive compensation as described in Proposal 2 of the proxy statement, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal 3 of the proxy statement.
For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. On or about April 29, 2025, we sent to these stockholders (to the extent they were holders of record as of the close of business on the record date) a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
proxy statement and annual report, and for voting via the Internet. We also provided access to our proxy materials over the Internet beginning on that date. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs.
The Notice of Internet Availability of Proxy Materials also provides the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the board of directors’ recommendation with regard to each matter; a toll-free number, an email address and a website where stockholders may request a paper or email copy of the proxy statement, our annual report to stockholders and a form of proxy relating to the Annual Meeting; and information on how to attend the meeting and vote electronically.
You are cordially invited to attend the Annual Meeting. You are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in this proxy statement or the proxy card (or, if you hold your shares through a bank or broker, following the voting procedures on your voting instruction form or other information provided by your bank or broker).
BY ORDER OF THE BOARD OF DIRECTORS,

Crystal L. Gordon
Executive Vice President, General Counsel, Chief Administrative Officer and Secretary
Broomfield, Colorado
April 29, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2025:
THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE ACCOMPANYING PROXY STATEMENT AND OUR 2024 ANNUAL REPORT TO STOCKHOLDERS ARE ALL AVAILABLE AT WWW.PROXYVOTE.COM AND MAY BE ACCESSED USING THE CONTROL NUMBER LOCATED ON EACH PROXY CARD.

2025 PROXY STATEMENT

GOGO INC.

2025 Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Please note that the annual meeting will be conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/GOGO2025.

GOGO INC.’s 2025 Annual Meeting Information

Date and time
June 12, 2025, at
3:00 p.m. Mountain Time
Online at
www.virtualshareholdermeeting/
GOGO2025
Record date
Close of business on April 22, 2025
Holders of common stock are
entitled to one vote per share.
Attendance
Attendance is limited to stockholders of record as of the record date, holders of valid proxies for the Annual Meeting, and invited guests.
Date of mailing and release
The Notice of Internet Availability
of Proxy Materials was sent to
stockholders of record and the proxy
materials were made available on the
Internet on or about April 29, 2025.

Items of business

Proposals		Board Vote Recommendation	Page Reference
1	Election of the two directors named in this proxy statement	FOR	61
2	Advisory vote approving executive compensation	FOR	62
3	Ratification of the appointment of our independent registered public accounting firm	FOR	63
4	Transaction of any other business that may properly be brought before the Annual Meeting.

How to vote

Vote by using the Internet
www.proxyvote.com
Access using the control number located on each proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 11, 2025.

Vote by telephone 1-800-690-6903 (with your proxy card in hand) Vote until 11:59 p.m. Eastern Time on June 11, 2025.
Vote by mail Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.
To vote at the Annual Meeting Registered stockholders may vote online at the Annual Meeting at www.virtualshareholdermeeting.com/GOGO2025.

2025 PROXY STATEMENT	GOGO INC.	1

2025 PROXY STATEMENT SUMMARY
Board Structure
The board of directors (the “Board”) of the Company currently consists of eleven directors, which are divided into three classes: three directors in Class I, four directors in Class II and four directors in Class III, with the terms of the Class III directors expiring at the Annual Meeting. The Company has determined to nominate for reelection at the Annual Meeting two of the four current Class III directors. Thus, following the Annual Meeting, assuming the election of the nominees, the Board will consist of nine directors (reflecting a decrease of two directors), including two in Class III, three in Class I and four in Class II.
Election of Class III Directors
The two nominees for election as Class III directors are listed below. If elected, the nominees for election as Class III directors will serve for a term of three years or until their successors are duly elected and qualified. If you sign and return the accompanying proxy, your shares will be voted for the election of the two Class III nominees recommended by the Board unless you choose to withhold authority to vote for any of the nominees. If any nominee for any reason is unable to serve or will not serve, your proxy may be voted for a substitute nominee designated by the Board as the proxy holders may determine. The Board is not aware of any nominee who will be unable to or will not serve as a director. There is no cumulative voting.
In order to be elected, a nominee must receive a plurality of the votes validly cast at the Annual Meeting. Therefore, the two nominees who receive the highest number of “FOR” votes (among votes properly cast in person or by proxy) will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Class III nominees are as follows:

Name & Occupation	Age	Director Since	Board Committees	Independent
Michael Abad-Santos Chief Executive Officer for Rivada Select Services	52	2023	Audit	Yes
Mark Anderson Managing Director of GTCR	49	2021	Compensation, Nominating and Corporate Governance	Yes

Additional information about the two director nominees, as well as the Class I and Class II directors who will continue to serve after the Annual Meeting, is provided in “Our Board of Directors and Corporate Governance.”
Advisory Vote on Executive Compensation
The Board is asking you to vote to approve the compensation of our named executive officers, often referred to as a “say-on-pay” advisory vote. While the advisory vote is not binding on our Board, the Board and Compensation Committee will take the result of the vote into account when determining future executive compensation arrangements. For more information, see “Proposal 2: Advisory Vote to Approve Executive Compensation.”
Ratification of the Appointment of the Independent Registered Public Accounting Firm
The Board is asking you to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2025 fiscal year. For more information, see “Proposal 3: Ratification of the Appointment of Accountants.”

2	GOGO INC.	2025 PROXY STATEMENT

Our Board of Directors and Corporate Governance
Corporate Governance Highlights
Our commitment to corporate governance is reflected in several practices of our Board and its committees, as described below.

7 of our 9 directors in office after the Annual Meeting are independent (9 out of 11 prior to the Annual Meeting)
Oversight by Lead Independent Director
Our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee consist solely of independent directors
Regular executive sessions of independent directors
At least 75% Board and committee meeting attendance for each director in 2024

Annual Board self-evaluations
Comprehensive Code of Business Conduct and Ethics and Code of Financial Ethics
Resignation policy for uncontested director elections
Single-class voting structure
Anti-hedging and anti-pledging policies
Risk oversight by Board and committees

The following sections provide an overview of our corporate governance structure and processes. Among other topics, we describe how we select directors, how we consider the independence of our directors and key aspects of our Board operations.
Our Board
The Company’s Bylaws provide that the Board will consist of not fewer than three directors, with the exact number to be fixed by the Board. Following the Annual Meeting, assuming the election of our nominees, the Board will consist of nine directors.
The Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) divides the Board into three classes, as nearly equal in number as possible, with the terms of office of the directors of each class ending in different years. Following the Annual Meeting, assuming the election of our nominees, Class I will have three directors, Class II will have four directors, and Class III will have two directors. The terms of directors in Classes III, I, and II end at the annual meetings in 2025, 2026 and 2027, respectively.

Director	Age	Position	Director Since
Class III Directors with terms expiring at the 2025 Annual Meeting
Michael Abad-Santos	52	Director	2023
Mark Anderson	49	Director	2021
Class I Directors with terms expiring at the 2026 Annual Meeting
Hugh W. Jones	61	Lead Independent Director	2016
Oakleigh Thorne	67	Executive Chair of the Board	2006
Charles C. Townsend	76	Director	2010
Class II Directors with terms expiring at the 2027 Annual Meeting
Monte J.M. Koch	61	Director	2024
Michele Coleman Mayes	75	Director	2016
Christopher J. Moore	49	Director and Chief Executive Officer	2024
Harris N. Williams	55	Director	2010

2025 PROXY STATEMENT	GOGO INC.	3

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
At each annual meeting of the stockholders, the successors of the directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Board is therefore asking you to elect two nominees for director whose terms expire at the Annual Meeting. Michael Abad-Santos and Mark Anderson, two of our current Class III directors, have been nominated for reelection at the Annual Meeting. See “Proposal 1: Election of Directors.” The Company has not nominated for reelection at the Annual Meeting the other current Class III directors, Robert L. Crandall and Christopher D. Payne, who will step down at the close of the Annual Meeting. The Company thanks Messrs. Crandall and Payne for their many years of service.
Biographical information for each nominee and continuing director is set forth below. We have also identified for each individual the business experience, qualifications, attributes and skills that underlie the Board’s and Nominating and Corporate Governance Committee’s belief that each individual is a valuable member of the Board.
Class III Nominees

Age: 52 Director Since: 2023 Independent: Yes COMMITTEES: Audit
Michael Abad-Santos
Michael Abad-Santos serves as the Chief Executive Officer for Rivada Select Services, a wholly owned subsidiary of Rivada Space Networks, a provider of global low-latency, point-to-point network of 600 low earth orbit (LEO) satellites. Prior to joining Rivada Space Networks as their Head of Sales for the U.S. and Deputy Chief Commercial Officer in 2024, Mr. Abad-Santos served as the CEO of BridgeComm, Inc. He joined BridgeComm in 2019 and served as the Senior Vice President of Business Strategy and Business Development until his appointment to CEO in 2021. Prior to joining BridgeComm, Mr. Abad-Santos held a range of executive roles, including Senior Vice President, Americas, at LeoSat Enterprises from 2016 to 2019, where he led commercial activities, strategy development and execution in the Americas region, as well as government activities worldwide, and Chief Commercial Officer at TrustComm Inc. from 2014 to 2016. Mr. Abad-Santos also served as Senior Vice President, Global Government at Inmarsat from 2011 to 2014.
Mr. Abad-Santos's specific qualifications, experience, skills and expertise, which we believe qualify him to serve on the Board, include:
•
Core business skills, including executive leadership, commercial execution and strategic planning; and
•
A deep understanding of the telecommunications, satellite provider and wireless technology industries.

4	GOGO INC.	2025 PROXY STATEMENT

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Age: 49 Director Since: 2021 Independent: Yes COMMITTEES: Compensation Nominating and Corporate Governance
Mark Anderson
Mark Anderson joined GTCR LLC in 2000 and is currently a Managing Director and Head of the Technology, Media & Telecommunications group. Prior to joining GTCR, Mr. Anderson worked at Gracie Capital and at Bowles Hollowell Conner & Co. He holds an MBA from Harvard Business School and a BS from the McIntire School of Commerce at the University of Virginia. Mr. Anderson currently serves as a director of Vivid Seats (Nasdaq: SEAT), as well as the private companies Equiti, Jet Support Services Inc., Lexipol, Fiber Broadband, Once For All, Rithum and Tricentis. In addition, Mr. Anderson was a director of GTCR’s prior portfolio companies Beeline, CAMP Systems, Cision, Global Traffic Network, Land Lease Group, Landmark Aviation, Lytx, Rural Broadband Investments, Sorenson Communications and XIFIN and was instrumental in other GTCR investments including Skylight Financial, Solera and Transaction Network Services.
Mr. Anderson’s specific qualifications, experience, skills and expertise, which we believe qualify him to serve on the Board, include:
•
Core business skills, including financial and strategic planning; and
•
A deep understanding of the technology and e-commerce industries.

Class I Directors – Terms Expiring at the 2026 Annual Meeting

Age: 61 Director Since: 2016 Independent: Yes COMMITTEES: Audit Compensation CHAIRPERSON
Hugh W. Jones
Hugh W. Jones is a co-founder of Basalt Investments, LLC. Mr. Jones previously served as President of Sabre Airline Solutions from April 2011 to August 2017. From 1996 to 2011, Mr. Jones held a number of other executive positions including President and CEO of Travelocity and COO of Sabre Travel Network and Airline Solutions. Mr. Jones has served on the board of directors of the travel technology company Travelport (formally Toro Private OpCo, LTD) since May 2019. He began his career in the travel industry at American Airlines in 1988, serving in a variety of finance positions.
Mr. Jones’s specific qualifications, experience, skills and expertise, which we believe qualify him to serve on the Board, include:
•
Core business skills, including financial, operating and management;
•
Finance, financial reporting, compliance and controls expertise; and
•
A deep understanding of the airline technology and ecommerce industries.

2025 PROXY STATEMENT	GOGO INC.	5

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Age: 67 Director Since: 2006 Independent: No
Oakleigh Thorne
Oakleigh Thorne is the Executive Chair of the Board of Directors. Mr. Thorne recently transitioned from his position of Chief Executive Officer (which he held from 2018 until 2024) to his new role at the close of the Satcom Direct acquisition in December 2024. Mr. Thorne also serves as the CEO of Thorndale Farm, L.L.C., which oversees investment of Thorne family assets. From 1996 to 2009, Mr. Thorne served as the Co-President of Blumenstein/Thorne Information Partners, L.L.C., a private equity and venture capital firm. From 2000 to 2007, Mr. Thorne served as Chair and CEO of eCollege.com, a then-publicly traded provider of outsourced eLearning solutions, and he previously served as CEO of Commerce Clearing House Inc. and as a director of ShopperTrak and MachineryLink. Mr. Thorne served as a member of the board of directors of Aircell, our predecessor company, from 2003 until January 2007.
Mr. Thorne’s specific qualifications, experience, skills and expertise, which we believe qualify him to serve on the Board, include:
•
Core business skills, including financial and strategic planning;
•
Finance, financial reporting, compliance and controls expertise; and
•
A deep understanding of our Company and industry.

Age: 76 Director Since: 2010 Independent: Yes COMMITTEES: Compensation
Charles C. Townsend
Charles C. Townsend currently serves as Managing General Partner of Bluewater Wireless II, L.P. and Whitewater Wireless II, L.P. Mr. Townsend founded Aloha Partners LP in 2001 and served as its Managing General Partner until 2008. Mr. Townsend has served on the Board of Directors of CTIA, a trade association representing the wireless telecommunications industry, from 2017 to the present. Since January 2004, Mr. Townsend has also served as President of Pac 3, LLC.
Mr. Townsend’s specific qualifications, experience, skills and expertise, which we believe qualify him to serve on the Board, include:
•
Core business skills, including financial and strategic planning;
•
A deep understanding of the telecommunications industry; and
•
Extensive knowledge of wireless spectrum valuations and uses.

6	GOGO INC.	2025 PROXY STATEMENT

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Class II Directors - Terms Expiring at the 2027 Annual Meeting

Age: 61 Director Since: 2024 Independent: Yes COMMITTEES: Nominating and Corporate Governance
Monte J. M. Koch
Monte J. M. Koch is a private investor and strategic advisor, who has advised clients and invested in a broad range of industries, including real estate, hospitality, lodging, casino gaming, aviation, transportation and technology. Since March 2014, Mr. Koch has served as a director of international hotel manager and franchisor Choice Hotels International, Inc. He also is a co-founder, and from 2008 to 2017 was a director, of Ten-X.com, an online marketplace for residential and commercial real estate. From 2016 to 2020, Mr. Koch served as a partner of merchant bank BDT & MSD Partners (f/k/a BDT & Company). Mr. Koch also had a long career in investment banking, including roles at Deutsche Bank Securities Inc., the U.S. investment banking and securities arm of Deutsche Bank, where he served as Global Head of Real Estate Investment Banking and Chair of Mergers & Acquisitions for the Americas from 1999 to 2007. Mr. Koch has served as a director for Choice Hotels International since 2014. From 2005 until 2023, Mr. Koch served as a board member of the National Business Aviation Association, a Washington, D.C.-based trade association serving the business aviation community, where he continues to serve as chair emeritus. Mr. Koch graduated from The College of William & Mary with a Bachelor of Business Administration.
Mr. Koch’s specific qualifications, experience, skills and expertise, which we believe qualify him to serve on the Board, include:
•
Core business skills, including financial and strategic planning; and
•
A deep understanding of the technology and aviation industries.

2025 PROXY STATEMENT	GOGO INC.	7

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Age: 75 Director Since: 2016 Independent: Yes COMMITTEES: Audit Nominating and Corporate Governance CHAIRPERSON
Michele Coleman Mayes
Michele Coleman Mayes is the former Vice President, General Counsel and Secretary for the New York Public Library (NYPL). She was at NYPL from August 2012 to February 2024 after serving as Executive Vice President and General Counsel for Allstate Insurance Company since 2007. Prior to Allstate, she served as a Senior Vice President and the General Counsel of Pitney Bowes Inc. from 2003 to 2007 and in several legal capacities at Colgate-Palmolive from 1992 to 2003. In 1982, Ms. Mayes entered the corporate sector as managing attorney of Burroughs Corporation. After Burroughs and Sperry Corporation merged, creating Unisys Corporation, she was appointed Staff Vice President and Associate General Counsel for Worldwide Litigation. From 1976 through 1982, she served in the U.S. Department of Justice as an Assistant United States Attorney in Detroit and Brooklyn, eventually assuming the role of Chief of the Civil Division in Detroit. Ms. Mayes joined the Board of Brookfield Reinsurance Ltd. (NYSE: BNRE) in August 2023, where she also serves on the Governance and Nominating Committee. She chaired the American Bar Association Commission on Women in the Profession from 2014 to 2017 and has served on the Board of Trustees of the American College of Corporate Governance Counsel since 2019 and as a Director for the Center for Reproductive Rights since 2020, where she is currently Vice Chair of the Board. Ms. Mayes served as a director of Assurant, Inc. from 2004 to 2007, where she also served as a member of the Audit Committee and Chair of the Nominating and Governance Committee. Since March 2021, Ms. Mayes has been a non-director member of the Special Litigation Committee of Exelon Corporation.
Ms. Mayes’s specific qualifications, experience, skills and expertise, which we believe qualify her to serve on the Board, include:
•
Legal, analytical and governance skills;
•
Core business skills and leadership experience; and
•
Expertise in civil litigation and governance matters.

8	GOGO INC.	2025 PROXY STATEMENT

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Age: 49 Director Since: 2024 Independent: No
Christopher J. Moore
Christopher J. Moore serves as our Chief Executive Officer. Mr. Moore joined the company at the close of Gogo’s acquisition of Satcom Direct. Before he transitioned to Gogo, Mr. Moore served as President of Satcom Direct. He started at Satcom Direct in 2012 as Vice President of Satcom Direct International, and following great success in expanding the global footprint, moved to Satcom Direct World Headquarters in 2017, where he became President. Mr. Moore is an experienced executive and has demonstrated a history of supporting successful business growth. Mr. Moore has nearly two decades of experience in the global telecommunications and IT business space. He began his career in product management for Westcon before taking on various commercial roles. Mr. Moore then served as Vice President of Sales at Horizon Mobile, as Vice President of Sales of Trading Apps, and as Global Sales Director of Inmarsat PLC for the aeronautical, maritime, land and government markets. Mr. Moore holds an international business degree from the University of Technology, Sydney, Australia.
Mr. Moore’s specific qualifications, experience, skills and expertise, which we believe qualify him to serve on the Board, include:
•
Core business skills, including financial and strategic planning; and
•
A deep understanding of our Company and industry.

Age: 55 Director Since: 2010 Independent: Yes COMMITTEES: Audit CHAIRPERSON
Harris N. Williams
Harris N. Williams serves as Senior Managing Director of WF Investment Management LLC, a diversified asset management business. From 2005 to 2013, Mr. Williams was an executive with Ripplewood Holdings, LLC, a global private equity firm focused on control investments, serving as Managing Director since 2007. Prior to 2005, Mr. Williams was in the Investment Banking division of Credit Suisse, primarily focused on mergers and acquisitions and leveraged buyouts. Mr. Williams’s industry areas of focus have included Technology, Media, Financial Services, Healthcare, Industrials and Hospitality on a global basis. Mr. Williams served on the board of directors of 3W Power Holdings Ltd. from 2011 to 2013, where he also served as Chair of the Audit Committee.
Mr. Williams’s specific qualifications, experience, skills and expertise, which we believe qualify him to serve on the Board, include:
•
Core business skills, including financial and strategic planning; and
•
Expertise in financial management, financial reporting and financial department oversight.

2025 PROXY STATEMENT	GOGO INC.	9

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Selecting Nominees for Director
Our Board has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and recommending to the Board nominees for director. In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, in evaluating director candidates, recommends to the Board appropriate criteria for the selection of new directors based on the strategic needs of the Company and the Board, periodically reviews the criteria adopted by the Board and, if deemed desirable, recommends changes to such criteria.
Candidate Identification
The Nominating and Corporate Governance Committee is responsible for recommending to the Board nominees for election to the Board at each annual meeting of stockholders and for identifying one or more candidates to fill any vacancies that may occur on the Board. New candidates may be identified through recommendations from independent directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the Board, and stockholder recommendations. Evaluations of prospective candidates typically include a review of the candidates’ background and qualifications by the Nominating and Corporate Governance Committee, interviews with the Committee as a whole, one or more members of the Committee, or one or more other Board members, and discussions within the Nominating and Corporate Governance Committee and the full Board. The Nominating and Corporate Governance Committee then recommends candidates to the full Board, with the full Board selecting the candidates to be nominated for election by the stockholders or to be elected by the Board to fill a vacancy.
The Nominating and Corporate Governance Committee will consider director candidates proposed by stockholders as well as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the Board for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Corporate Secretary, c/o Gogo Business Aviation LLC, 105 Edgeview Drive, Suite 300, Broomfield, Colorado 80021. Our Bylaws set forth the timing and content requirements for direct nomination of an individual by a stockholder for election to the Board. For more information, see “Other Information for Stockholders—Stockholder Proposals and Director Nominations for 2026.” Director candidates identified by stockholders will be evaluated in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidates.

10	GOGO INC.	2025 PROXY STATEMENT

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Candidate Evaluation
In evaluating each nominee, the Nominating and Corporate Governance Committee considers various criteria and qualifications for Board membership, including, but not limited to, the following: relevant knowledge and individual qualifications (including professional experience and understanding of the Company’s business environment); personal qualities of leadership (including strength of character, wisdom, judgment, ability to make independent analytical inquiries and the ability to work collegially with others); potential conflicts of interest, existing commitments to other businesses and legal considerations such as antitrust issues; independence under applicable SEC rules and regulations and the Nasdaq listing standards; and overall fit with the composition and expertise of the existing Board. While the Nominating and Corporate Governance Committee does not have a formal diversity policy for Board membership, it looks for potential candidates that help ensure that the Board has the benefit of a wide range of attributes. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best enhance the success of the Company’s business and represent stockholder interests through the exercise of sound judgment.
Certain of the skills and other features of Board composition considered by the Nominating and Corporate Governance Committee are summarized in the matrix below. The below reflects the composition of the Board following the Annual Meeting assuming the reelection of our nominees. The fact that a particular qualification, skill, experience or perspective is not listed below does not mean that the nominee does not possess it or that the Nominating and Corporate Governance Committee did not evaluate it.

	Michael Abad- Santos	Mark Anderson	Hugh W. Jones	Monte Koch	Michele Coleman Mayes	Christopher Moore	Oakleigh Thorne	Charles C. Townsend	Harris N. Williams
Senior Leadership and Strategy Experience as a senior executive at a large organization	•	•	•	•	•	•	•	•	•
Public Company Corporate Governance Experience serving on the board of a public company and/or a strong understanding of corporate governance best practices		•		•	•	•	•
Finance and Accounting Experience in financial accounting and reporting, auditing processes and standards, internal controls and corporate finance	•		•	•	•		•		•

2025 PROXY STATEMENT	GOGO INC.	11

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

	Michael Abad- Santos	Mark Anderson	Hugh W. Jones	Monte Koch	Michele Coleman Mayes	Christopher Moore	Oakleigh Thorne	Charles C. Townsend	Harris N. Williams
Legal/Regulatory Experience with legal and regulatory compliance		•			•		•		•
Finance, Investments, M&A Experience in finance, investments and M&A transactions		•	•	•			•	•	•
Wireless/ Telecom/ Airline / E-commerce Industry Experience in the wireless, telecommunications, e-commerce and/or airline sectors	•	•	•	•		•	•	•
Strategic Planning and Operations Experience with strategic planning and managing operations	•	•	•	•	•	•	•	•	•
Information Technology/Cybersecurity Experience in information technology, including the importance of maintaining stakeholder trust through protecting their information	•					•			•
Military/Government Experience in the military/government sectors	•					•

12	GOGO INC.	2025 PROXY STATEMENT

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence
Under the Nasdaq listing standards, independent directors must comprise a majority of a listed company’s Board. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. In order to consider a director independent, the Board must affirmatively determine that he or she has no material relationship with Gogo Inc. and is independent under the independence criteria for directors established by Nasdaq, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the independence criteria adopted by the Board. The independence criteria adopted by the Board are set forth in the Company’s Corporate Governance Guidelines.
The Board undertook its annual review of director independence in 2025. As part of this review, the Board considered whether there were any relationships between each director or any member of his or her immediate family and the Company. The Board also examined whether there were any relationships between an organization of which a director is a partner, stockholder or executive officer and the Company. The purpose of this review was to determine whether any such relationships were inconsistent with a determination that a director is independent. As a result of this review, the Board affirmatively determined that all of our director nominees and directors serving during fiscal 2024, other than Messrs. Thorne and Moore, are independent under the Nasdaq listing standards. The Board also affirmatively determined that all directors currently serving on the Audit Committee or who served during fiscal 2024 satisfy the independence requirements of Nasdaq and the SEC relating to audit committee members, and that all directors currently serving on the Compensation Committee or who served during fiscal 2024 satisfy the independence requirements of Nasdaq relating to compensation committee members.
Executive Sessions of Our Non-Management Directors
The Lead Independent Director and the full Board each have the authority to require the Board to meet in executive sessions outside the presence of management. The independent directors meet in regularly scheduled executive sessions without management not less frequently than once per quarter.
Board Leadership Structure
As noted in our Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chair and Chief Executive Officer. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. Periodically, our Board assesses the Board leadership structure to ensure that it serves the interests of the Company and our stockholders and promotes the creation of long-term stockholder value.

2025 PROXY STATEMENT	GOGO INC.	13

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Lead Independent Director
Our independent directors have selected Mr. Jones to act as Lead Independent Director pursuant to our Corporate Governance Guidelines, because Mr. Thorne currently serves as the Executive Chair of our Board and Mr. Moore currently serves as our Chief Executive Officer. The Lead Independent Director has the following authorities and/or responsibilities: calling meetings of the Board; calling and chairing all meetings of the independent directors; serving as the primary liaison between the Executive Chair and the Chief Executive Officer and the independent directors, and coordinating the annual performance reviews of the Executive Chair and the Chief Executive Officer; approving meeting schedules, agendas and the information furnished to the Board to ensure the Board has adequate time and information for discussion; being available for consultation and direct communication with major stockholders as appropriate; and coordinating the activities of the other independent directors and perform such other duties as may be established or delegated by the independent directors.
Merits of our Current Structure
The Board believes that its current leadership structure is appropriate for the Company at this time. Our Executive Chair and our Chief Executive Officer have extensive knowledge of all aspects of the Company, our business and risks and our customers. This experience allows the Board to understand the Company better and work closely with management to enhance stockholder value. In addition, the Board believes that this structure helps it fulfill more effectively its risk oversight responsibilities and enhances the ability of the Executive Chair and the Chief Executive Officer to effectively communicate the Board’s view to management.
Additionally, the Board believes that the responsibilities of the Lead Independent Director help to ensure appropriate oversight of the Company’s management by the Board and optimal functioning of the Board. The effectiveness of the Lead Independent Director is enhanced by the Board’s independent character. For more information, see “—Director Independence.”
Risk Oversight
Management’s Role in Risk Oversight
Management of the Company, including the Chief Executive Officer and other executive officers, is primarily responsible for managing risks associated with the business, operations, and financial and disclosure controls. The Company’s executive officers, including the Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, report directly to our Chief Executive Officer, providing him with visibility into the Company’s risk profile. The head of the Company’s internal audit function regularly reports to the Audit Committee, and each of the Executive Vice President, Chief Financial Officer, the Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, and the head of internal audit have private sessions with the Audit Committee on a regular basis.
Management has established a number of committees as a means to bring risk issues to the attention of senior management. The committees include the Risk Committee, the SOX Steering Committee, the Technology Oversight Committee, the Ethics Committee, the Cybersecurity Cross Functional Team (“Cybersecurity CFT”), and the Disclosure Committee. The foregoing committees meet at least quarterly (or more frequently if needed) other than the Technology Oversight Committee, which convenes upon the occurrence of certain events as outlined in the committee’s charter. The Risk Committee, which is comprised of all members of the senior management team and our leader of Internal Audit, synthesizes operational and strategic issues discussed in other committee meetings to prepare a quarterly risk register that is presented to the Board.
For further information regarding the Cybersecurity CFT and the management of our Cybersecurity risks, please see Item 1C of our Annual Report on Form 10-K filed on March 14, 2025 (the “2024 Form 10-K”).
The output from these internal committees informs the creation of a risk register that is shared with the Board on a regular basis and serves as a focal point for enterprise risk management discussions with the Board. We typically organize enterprise risks into broad categories of strategic, operational, financial, legal and compliance or reputational risk. Risks identified through our risk management processes are prioritized and, depending on the probability and severity of the risk, escalated as appropriate. Senior management discuss these risks regularly with the risk owners within the businesses and at the corporate level. Risk leaders within the businesses and corporate functions are responsible for presenting risk

14	GOGO INC.	2025 PROXY STATEMENT

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
assessments and key risks to senior management and, when appropriate, to the Board or the relevant committee of the Board. Refer to the Risk Factors section of our 2024 Form 10-K for a discussion of key risks that could have a material adverse effect on our business, reputation, financial position and results of operations.
The Board’s Role in Risk Oversight
Risk assessment and risk management are the responsibility of the Company’s management, and the Board has oversight responsibility for those processes. The Audit Committee assists with the oversight of the Company’s enterprise risk management framework (including cybersecurity and data privacy), and the Board has also delegated specific risk oversight responsibility to committees of the Board based on the expertise of those committees. Our committee charters define the risk areas for which each committee has ongoing oversight responsibility, while the Board as a whole focuses on the most significant risks facing the Company. On a regular basis, reports of all committee meetings are presented to the Board, and the Board periodically conducts thorough reviews on key enterprise risks.
•
Audit Committee: Under its charter, the Audit Committee is responsible for reviewing and discussing our risk management practices, including the effectiveness of the systems and policies for risk assessment and risk management; the major financial risk exposures as well as the steps management has taken to monitor and control such exposures; any unusual material transactions; and management, internal auditor and independent auditor reviews regarding policies, procedures and monitoring related to the applicable laws and regulations. The Audit Committee also oversees our legal, regulatory, corporate compliance and ethics programs, as well as the internal audit function. In addition, the Audit Committee oversees the Company’s guidelines and policies with respect to assessing and managing cybersecurity risk, including programs established by management to monitor and control such risk.

•
Compensation Committee: The Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. For instance, in 2024 the Compensation Committee assessed the risks associated with the Company’s compensation practices and policies for employees, including a consideration of risk-mitigating factors in the Company’s compensation practices and policies (as discussed in “Compensation Discussion and Analysis—Compensation Risk Mitigation Measures”) and concluded that the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

•
Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee is tasked with overseeing and reviewing the Company’s corporate governance practices and policies, and succession planning.

Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices that the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluations and succession planning, and board committees and compensation.
Our Corporate Governance Guidelines are available on the corporate governance section of our investor relations website at https://ir.gogoair.com.
Code of Business Conduct
We have a long-standing commitment to conduct our business in accordance with high ethical principles. Our Code of Business Conduct and Ethics applies to our directors, chief executive officer, chief financial officer, chief accounting officer and all other officers and employees. Our Code of Financial Ethics applies to our chief executive officer, chief financial officer, chief accounting officer and any other key employees performing finance or accounting functions. Copies of the Code of Business Conduct and Ethics and the Code of Financial Ethics may also be accessed on the corporate governance section of our investor relations website at https://ir.gogoair.com. We intend to disclose any future amendments to, or waivers from, the Code of Business Conduct and Ethics and the Code of Financial Ethics within four business days of the waiver or amendment through a website posting to the extent required by the rules and regulations of the SEC.

2025 PROXY STATEMENT	GOGO INC.	15

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Committees of the Board
Our Board has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table shows the members of each committee both currently and following the Annual Meeting (other than the two directors who have not been nominated for reelection), and the number of meetings held during fiscal year 2024. The written charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees of our Board also are available on the corporate governance section of our investor relations website at https://ir.gogoair.com.

Committee Memberships
Name, Age and Primary Occupation	Audit	Compensation	Nominating and Corporate Governance	Independent
Michael Abad Santos, 52 Chief Executive Officer of Rivada Select Services				Yes
Mark Anderson, 49 Managing Director of GTCR LLC				Yes
Monte J. M. Koch, 61 Private investor and strategic advisor				Yes
Hugh W. Jones, 61 Co-founder of Basalt Investments, LLC				Yes
Michele Coleman Mayes, 75 Former Vice President, General Counsel and Secretary for the New York Public Library				Yes
Christopher J. Moore, 49 Chief Executive Officer				No
Oakleigh Thorne, 67 Executive Chair of the Board of Directors				No
Charles C. Townsend, 76 Managing General Partner of Bluewater Wireless II, L.P. and Whitewater Wireless II, L.P.				Yes
Harris N. Williams, 55 Senior Managing Director of WF Investment Management LLC				Yes
Number of Meetings in 2024	8	6	2

Chairperson	Audit Committee Financial Expert
Member

16	GOGO INC.	2025 PROXY STATEMENT

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Audit Committee
Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal controls over financial reporting and the performance of our internal audit function and independent registered public accounting firm.
Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes for managing business and financial risks, and our compliance with legal, ethical and regulatory requirements, including oversight of Cybersecurity. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.
During fiscal year 2024, our Audit Committee held eight meetings.
Our Audit Committee is currently and following the Annual Meeting will be composed of Messrs. Williams (chair), Abad-Santos and Jones and Ms. Mayes. Each member of our Audit Committee meets the Nasdaq independence requirements, is financially literate, and is an independent director under Rule 10A-3 under the Exchange Act.
Our Board has determined that Mr. Williams is an audit committee financial expert as defined by the SEC.
Members Harris N. Williams CHAIRPERSON Michael Abad-Santos Hugh W. Jones Michele Coleman Mayes 8 MEETINGS IN 2024

Compensation Committee
Our Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers and directors of the Company and its subsidiaries (including our Chief Executive Officer) and establishing the general compensation policies of the Company and its subsidiaries.
During fiscal year 2024, our Compensation Committee held six meetings.
Our Compensation Committee is currently composed of Messrs. Jones (Chair), Anderson, Crandall, and Townsend, and will have the same composition following the Annual Meeting, other than Mr. Crandall (as he was not nominated for reelection to the Board). Each member of our Compensation Committee meets the Nasdaq independence requirements and is an outside director under Section 162(m) of the Internal Revenue Code. If all directors serving on our Compensation Committee do not meet the “non-employee director” requirements of Rule 16b-3 under the Exchange Act, our Compensation Committee will delegate to a special Section 16b-3 subcommittee consisting of those Compensation Committee members who meet such requirements the authority to approve grants of equity-based compensation subject to Section 16(b) of the Exchange Act.
From time to time, our Compensation Committee also delegates authority to our Chief Executive Officer to approve equity grants to non-executive officers and other employees.
Members Hugh W. Jones CHAIRPERSON Mark Anderson Charles C. Townsend 6 MEETINGS IN 2024

2025 PROXY STATEMENT	GOGO INC.	17

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates for election to our Board (including candidates proposed by stockholders), reviewing the composition of our Board and its committees, developing corporate governance guidelines and recommending them to our Board for approval, managing the Board’s annual self-evaluation process and developing and periodically reviewing succession plans for our Chief Executive Officer and other executive officers as the Nominating and Corporate Governance Committee deems appropriate, and overseeing and reviewing the Company’s environmental and social strategy.
During fiscal year 2024, our Nominating and Corporate Governance Committee held two meetings.
Our Nominating and Corporate Governance Committee is currently composed of Ms. Mayes (chair) and Messrs. Anderson, Koch and Payne, and will have the same composition following the Annual Meeting, other than Mr. Payne (as he was not nominated for reelection to the Board). Each member of our Nominating and Corporate Governance Committee meets the Nasdaq independence requirements.
Members Michele Coleman Mayes CHAIRPERSON Mark Anderson Monte J. M. Koch 2 MEETINGS IN 2024

Meetings of the Board and Attendance at the Annual Meeting
Our Board held six meetings during fiscal year 2024. Each of our directors attended at least 75% of the total number of meetings of the Board and any committees of which he/she was a member during the time in which such director served on the Board or any committee. It is the Board’s policy that our directors attend our annual meetings. All members of our Board attended the 2024 annual meeting of stockholders.
Plurality Voting for Directors and Director Resignation Policy
The Company’s Bylaws provide for the election of directors by a plurality of the votes cast. This means that the two individuals nominated for election to the Board at the Annual Meeting who receive the highest number of “FOR” votes (among votes properly cast in person or by proxy) will be elected. In addition, it is the Company’s policy that if (i) a director ceases to be employed by his or her principal employer, commences employment with a new employer or, while remaining employed by the same employer, undergoes a significant change in his or her position or employment responsibilities, (ii) an independent director ceases to qualify as such, or (iii) a nominee for director, in an uncontested election of directors, receives a greater number of votes “withheld” from his or her election than votes “for” his or her election, the affected director will be required to promptly tender to the Board his or her resignation as director. The Nominating and Corporate Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject the resignation, and the Board will make such determination, based on a review of whether the individual continues to satisfy the Board’s membership criteria and any other matters that the Board may consider relevant to its determination.
Succession Planning and Management Development
We are focused on talent development at all levels within our organization. Among the key responsibilities of the Nominating and Corporate Governance Committee is to ensure that management establishes, and such Committee oversees an effective executive succession plan. The Board regularly reviews the succession plans that support our overall business strategy, with a focus on key positions at the senior officer level. The Board recognizes that succession planning and talent management are closely connected to risk management. Potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce.

18	GOGO INC.	2025 PROXY STATEMENT

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Security Ownership Policies
The Company’s policies prohibit all directors and employees (as well as persons living in their household, including immediate family members) from engaging in short sales and transactions in puts, calls or other derivative transactions with respect to the equity of the Company or its affiliates. The Company’s policies also discourage all such insiders from engaging in hedging or monetization transactions involving securities of the Company or its affiliates (such as zero-cost collars and forward sale transactions), which allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. Any such insider wishing to enter into a hedging or monetization transaction must pre-clear it with the Company’s General Counsel at least two weeks before the proposed transaction. The General Counsel has discretion to reject any such transaction in its judgment. The Company further requires that pledges by directors and executive officers of securities of the Company or its affiliates be pre-approved by the Board or a Board-designated committee.
Communications with the Board
Stockholders who wish to contact our Board may send written correspondence, in care of the Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, c/o Gogo Business Aviation LLC, 105 Edgeview Drive, Suite 300, Broomfield, Colorado 80021. Communications may be addressed to an individual director, to the non-management directors as a group or to the Board as a whole. Communications not submitted confidentially that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the office of the Executive Vice President, General Counsel, Chief Administrative Officer and Secretary and then distributed either in summary form or by delivering a copy of the communication to whom they are addressed. Communications marked as confidential will be distributed, without review by the office of the Secretary, to the director, or group of directors, to whom they are addressed. With respect to other correspondence received by the Company that is addressed to one or more directors, the Board requests that the following items not be distributed to directors: junk mail and mass mailings, product and services complaints, product and services inquiries, résumés and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

2025 PROXY STATEMENT	GOGO INC.	19

Executive Officers
Our executive officers are designated by, and serve at the discretion of, our Board. There are no family relationships among any of our directors or executive officers. Our executive officers are as follows:

Executive Officer	Age	Position
Oakleigh Thorne	67	Executive Chair of the Board
Christopher J. Moore	49	Chief Executive Officer
Michael Begler	60	Executive Vice President and Chief Operating Officer
Zachary Cotner	41	Executive Vice President and Chief Financial Officer
Crystal L. Gordon	46	Executive Vice President, General Counsel, Chief Administrative Officer, and Secretary
Hayden Olson	45	Executive Vice President, General Manager, Satcom Direct Government

Mr. Thorne’s biography and related information may be found above in the section titled “Our Board of Directors and Corporate Governance—Class I Directors—Terms Expiring at the 2026 Annual Meeting.”
Mr. Moore’s biography and related information may be found above in the section titled “Our Board of Directors and Corporate Governance—Class II Directors—Terms Expiring at the 2027 Annual Meeting.” The following is biographical information for our other executive officers:
Michael Begler joined us in 2013 as the Company’s Vice President, Production Operations, a role he held until January 2018, when he began serving as Senior Vice President of Gogo Production Operations. He has served as the Executive Vice President, Chief Operating Officer of the Company since January 1, 2025. Mr. Begler earned a Bachelor of Science in Industrial Engineering and completed the Executive Management Strategies and Practices Program at Carnegie Mellon University.
Zachary Cotner joined us at the close of Gogo’s acquisition of Satcom Direct in December 2024 as the Executive Vice President and Chief Financial Officer. Mr. Cotner brings to Gogo over 20 years of broad-based experience across multiple industries including investment, banking, and aerospace OEM’s. He began his career as an analyst in private equity. He successfully rose through the ranks at investment management and biotech firms before joining Erickson Inc., where he held various senior accounting positions before his promotion to Vice President, Corporate Development. Prior to joining Gogo, Mr. Cotner served as Chief Financial Officer at Satcom Direct. Mr. Cotner earned a Bachelor of Business Administration in Finance from Southern Methodist University.
Crystal L. Gordon joined us in November 2022 as Executive Vice President, General Counsel and Secretary and was named to role of Executive Vice President, General Counsel, Chief Administrative Officer and Secretary in April 2024. Ms. Gordon previously served as Senior Vice President, General Counsel and Head of Government Affairs and Corporate Secretary for Bristow Group Inc. from June 2020 to November 2022. Ms. Gordon was appointed to that position after helping lead the merger between Bristow Group Inc. and Era Group Inc. She previously served as Era’s Senior Vice President, General Counsel and Chief Administrative Officer starting in January 2019. From 2011 through 2018, Ms. Gordon served as the Executive Vice President, General Counsel and Corporate Secretary of Air Methods Corporation, an emergency air medical company operating over 400 aircraft throughout the U.S. Prior to her appointment at Air Methods Corporation, she worked in private practice as a corporate and securities lawyer with Davis Graham & Stubbs LLP, in Denver, Colorado. She also held several compliance roles in the financial services industry prior to attending law school. Ms. Gordon earned her Bachelor of Science degree in Biology from Santa Clara University and a Juris Doctor degree from the University of Denver Sturm College of Law.
Hayden Olson joined us at the close of Gogo’s acquisition of Satcom Direct in December 2024 as the Executive Vice President, General Manager, SD Government. Prior to joining Gogo Mr. Olson held the position of Senior Vice President and General Manager at Satcom Direct from 2021 to 2024. Before joining Satcom Direct, Mr. Olson held various leadership roles in Aerospace and Defense companies from 2005 – 2021, including Erickson Inc., where he served as Vice President and General Manager of Aerosystems from 2019 – 2021. Mr. Olson was also the founder of Olson Advisory Group, a strategic consulting business in the aerospace industry. Mr. Olson received his Bachelor of Science in Business from the University of Central Florida, and his Master of Business Administration from Rollins College, Crummer Graduate School of Business.

20	GOGO INC.	2025 PROXY STATEMENT

Related Person Transactions
Policies and Procedures for Related Person Transactions
We have adopted a written related person transactions policy pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, will not be permitted to enter into a related person transaction with us without the consent of our Audit Committee. Any proposed transaction between the Company and an executive officer, director, principal stockholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, must be presented to our Audit Committee for review, consideration and approval. Our directors, executive officers and employees are required to report any proposed related person transaction to our Audit Committee. In approving or rejecting the proposed transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we discover any related person transaction that has not been properly approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.
Related Person Transactions
Exchange Transaction
On April 1, 2021, we entered into an exchange agreement (the “Exchange Agreement”) with Silver (XII) Holdings, LLC (“GTCR”), an entity affiliated with Mark Anderson, pursuant to which GTCR agreed to exchange $105,726,000 aggregate principal amount of the Company’s 6.00% Convertible Senior Notes due 2022 (the “2022 Convertible Notes”) beneficially owned by GTCR for 19,064,529 shares of the Company’s common stock. Pursuant to the terms of the Exchange Agreement, GTCR has the right to designate one director for election to the Board and to have one Board observer, until GTCR ceases to own at least 40% of the shares of common stock held by GTCR immediately following consummation of the transactions contemplated by the Exchange Agreement (the “Board Fall-Away Date”). In the event the director designated by GTCR is not elected at any meeting of our stockholders to approve such designee, the Board will fill a vacancy, or increase the number of directorships of the Board to create a vacancy that the Board will fill, with GTCR’s designated nominee, provided that we have no obligation to appoint a particular designee if such individual has previously been nominated for election, but was not elected as a director at any meeting of our stockholders. Upon the Board Fall-Away Date, GTCR’s director designee would be required to tender his resignation from the Board, which resignation would be contingent upon the Board’s acceptance. GTCR has designated Mark Anderson to serve on the Board. At any time that GTCR does not have a director designee serving on the Board, it would no longer be entitled to an observer on the Board.
Registration Rights Agreement
On December 31, 2009, we entered into a registration rights agreement with certain of our stockholders, including certain entities affiliated with Oakleigh Thorne and Charles Townsend (as amended to date, the “Registration Rights Agreement”). The registration of shares of our common stock pursuant to the exercise of registration rights would enable the holders to trade these shares without restriction under the Securities Act, when the applicable registration statement is declared effective.
The demand and piggyback registration rights commenced 180 days after the closing of our initial public offering on June 26, 2013 and continue perpetually. We are not required to effect more than two demand registrations in any twelve-month period or any demand registration within 180 days following the date of effectiveness of any other registration statement. If the Board (or an authorized committee thereof), in its reasonable good faith judgment determines that the filing of a registration statement will materially affect a significant transaction or would force the Company to disclose confidential information which is adverse to the Company’s interest, then the Board may delay a required registration filing for periods of up to 90 days, so long as the periods do not aggregate to more than 120 days in a twelve-month period. Generally, in an underwritten offering, the managing underwriter has the right, subject to specified conditions, to limit the number of shares such holders may include. We will pay the registration expenses, other than underwriting discounts and commissions and certain counsel or advisor fees as described therein, of the shares registered pursuant to the demand and piggyback registrations described below.
Demand Registration Rights. Under the terms of the Registration Rights Agreement, stockholders that are a party to the agreement may, under certain circumstances and provided they meet certain thresholds described in the Registration Rights Agreement, make a written request to us for the registration of the offer and sale of all or part of the shares subject

2025 PROXY STATEMENT	GOGO INC.	21

RELATED PERSON TRANSACTIONS
to such registration rights (the “Registrable Securities”). If we are eligible to file a registration statement on Form S-3 or any successor form with similar “short-form” disclosure requirements, the holders of Registrable Securities may make a written request to us for the registration of the offer and sale of all or part of the Registrable Securities provided that the Registrable Securities to be registered under such short-form registration have an aggregate market value, based upon the offering price to the public, equal to at least $15.0 million.
Piggyback Registration Rights. If we register the offer and sale of any of our securities (other than a registration statement relating to an initial public offering or on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) either on our behalf or on the behalf of other security holders, the holders of the Registrable Securities under the Registration Rights Agreement are entitled to include their Registrable Securities in the registration, subject to certain exceptions relating to “block trades” effectuated pursuant to the terms of the GTCR Registration Rights Agreement (as defined below). The managing underwriters of any underwritten offering may limit the number of Registrable Securities included in the underwritten offering if the underwriters believe that including these shares would have a materially adverse effect on the offering. If the number of Registrable Securities is limited by the managing underwriters, the securities to be included first in the registration will depend on whether we or certain holders of our securities initiate the piggyback registration. If we initiate the piggyback registration, we are required to include in the offering (i) first, the securities we propose to sell and (ii) second, the securities all selling security holders propose to sell (including holders of Registrable Securities and GTCR Registrable Securities (as defined below)), pro rata, on the basis of the number of securities owned by each such holder. If a holder of GTCR Registrable Securities initiates the piggyback registration in connection with an underwritten offering, it is required to include in the offering (i) first, the GTCR Registrable Securities the holders thereof propose to sell, (ii) second, the Registrable Securities the holders thereof propose to be included in such registration, pro rata, on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, the securities we propose to sell. If a holder, other than a holder of Registrable Securities or GTCR Registrable Securities, initiates the piggyback registration in connection with an underwritten offering, it is required to include in the offering (i) first, the securities all selling security holders propose to sell (including holders of Registrable Securities and GTCR Registrable Securities), pro rata, on the basis of the number of securities owned by each such holder, and (ii) second, the securities we propose to sell.
GTCR Registration Rights Agreement
On April 9, 2021, and in connection with the Exchange Agreement, we entered into a registration rights agreement (as amended to date, the “GTCR Registration Rights Agreement”) with GTCR and Silver (Equity) Holdings, LP (“Silver Equity” and, together with GTCR, the “GTCR Affiliates”), which are entities affiliated with our director, Mark Anderson. The registration of shares of our common stock pursuant to the exercise of registration rights would enable GTCR or its permitted assignees to trade these shares without restriction under the Securities Act, when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions and certain counsel or advisor fees as described therein, of the shares registered pursuant to the demand and piggyback registrations.
Demand Registration Rights. Under the terms of the GTCR Registration Rights Agreement, the stockholders that are party to the agreement may, under certain circumstances, make or be deemed to have made a written request to us for the registration of the offer and sale of all or part of the shares subject to such registration rights (the “GTCR Registrable Securities”). In addition, we are required to file a shelf registration statement on Form S-3 (or, if not then available to the Company, a Form S-1) (a “Shelf Registration Statement”) providing for the registration of, and the sale or distribution from time to time on a continuous or delayed basis of, the GTCR Registrable Securities. The holders of the GTCR Registrable Securities and their permitted assignees have the right to an unlimited number of take-downs from any Shelf Registration Statement, subject to a maximum of three underwritten take-downs over any 12-month period and each such take-down being for a minimum of $50.0 million in gross proceeds (except no minimum will apply if such offering is for all of the remaining GTCR Registrable Securities), in each case, subject to customary black-out and suspension periods.
Piggyback Registration Rights. If we register the offer and sale of any of our securities (other than a registration statement relating to an initial public offering or on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) either on our behalf or on the behalf of other security holders, the holders of GTCR Registrable

22	GOGO INC.	2025 PROXY STATEMENT

RELATED PERSON TRANSACTIONS
Securities and their permitted assignees are entitled to include the GTCR Registrable Securities in the registration, subject to certain exceptions relating to “block trades” effectuated by stockholders party to the Registration Rights Agreement. The managing underwriters of any underwritten offering may limit the number of GTCR Registrable Securities included in the underwritten offering if the underwriters believe that including these shares would have a materially adverse effect on the offering. If the number of GTCR Registrable Securities is limited by the managing underwriters, the securities to be included first in the registration will depend on whether we or certain holders of our securities initiate the piggyback registration. If we initiate the piggyback registration, we are required to include in the offering (i) first, the securities we propose to sell, (ii) second, the Registrable Securities and GTCR Registrable Securities the holders thereof propose to sell, pro rata, on the basis of the number of securities owned by each such holder and (iii) third, the securities other holders, other than holders of Registrable Securities and GTCR Registrable Securities the holders thereof propose to sell, pro rata, on the basis of the number of securities owned by each such holder. If a holder of Registrable Securities initiates the piggyback registration in connection with an underwritten offering, it is required to include in the offering (i) first, the Registrable Securities the initiating holders thereof propose to sell, (ii) second, the Registrable Securities the non-initiating holders thereof propose to sell, pro rata, on the basis of the number of Registrable Securities owned by each such holder, (iii) third, the GTCR Registrable Securities the holders thereof propose to sell, pro rata, on the basis of the number of GTCR Registrable Securities owned by each such holder, (iv) fourth, the securities we propose to sell and (v) fifth, the securities other holders, other than holders of the Registrable Securities and GTCR Registrable Securities, propose to sell, pro rata, on the basis of the number of securities owned by each such holder. If a holder, other than a holder of Registrable Securities or GTCR Registrable Securities, initiates the piggyback registration in connection with an underwritten offering, it is required to include in the offering (i) first, the securities all selling security holders propose to sell (including holders of Registrable Securities and GTCR Registrable Securities), pro rata, on the basis of the number of securities owned by each such holder, and (ii) second, the securities we propose to sell.

2025 PROXY STATEMENT	GOGO INC.	23

Security Ownership of Certain Beneficial Owners and Management
The following table indicates information as of April 22, 2025 regarding the beneficial ownership of our common stock by:
•	each person, or group of persons, who is known to beneficially own more than 5% of any class of our common stock;
•	each of our current directors (including those not nominated for reelection at the Annual Meeting);
•	each of the named executive officers, as defined in “Compensation Discussion and Analysis”; and
•	all of our current directors and current executive officers as a group.
In accordance with SEC rules, beneficial ownership includes sole or shared voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable and/or time-vesting restricted stock units (“RSUs”) that vest (i) within 60 days of the determination date, which in the case of the following table is April 22, 2025 or (ii) in the case of directors or executive officers, upon termination of service other than for death, disability or involuntary termination. Shares issuable pursuant to those stock options or underlying other equity awards, including RSUs, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Under these rules, more than one person may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities in which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
The percentage of beneficial ownership is based on 132,245,584 shares of our common stock outstanding as of April 22, 2025.
Except as otherwise noted below, the address for each person listed on the table is c/o Gogo Inc., 105 Edgeview Dr., Suite 300, Broomfield, Colorado 80021.

24	GOGO INC.	2025 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name of Beneficial Owner	Number of Shares	Percent
Entities affiliated with GTCR[1]	31,739,011	24.0%
Oakleigh Thorne and affiliated entities[2,3,4]	28,886,498	21.8%
FMR LLC[5]	13,475,008	10.2%
BlackRock, Inc.[6]	10,264,011	7.8%
Directors and Named Executive Officers
Michael Abad-Santos[4]	—	%*
Mark Anderson[4]	—	%*
Robert L. Crandall[3,4]	227,127	%*
Hugh W. Jones[3,4]	167,382	%*
Monte M. Koch[4]	—	%*
Michele Coleman Mayes[3,4]	124,560	%*
Christopher D. Payne[3,4]	149,693	%*
Oakleigh Thorne and affiliated entities[2,3,4]	28,886,498	21.7%
Charles C. Townsend[3,4]	4,209,225	3.2%
Harris N. Williams[3,4]	162,905	%*
Christopher J. Moore	—	%*
Zachary Cotner	—	%*
Crystal Gordon[3]	32,649	%*
Hayden Olson	—	%*
Jessica Betjemann[3]	185,159	%*
Sergio Aguirre[3]	449,984	%*
All directors and current executive officers as a group (15 persons)[7]	34,090,895	25.78%

*	Represents beneficial ownership of less than one percent (1%).
(1)
Based on a Schedule 13D/A jointly filed with the SEC on April 13, 2021 by Silver (Equity Holdings), LP, Silver (XII) Holdings, LLC, GTCR Partners XII/A&C LP and GTCR Investment XII LLC. Silver (Equity Holdings), LP directly owns 12,674,482 shares of common stock and Silver (XII) Holdings, LLC directly owns 19,064,529 shares of common stock. GTCR Partners XII/A&C LP, solely in its capacity as the sole general partner of Silver (Equity Holdings), LP and the manager of Silver (XII) Holdings, LLC, and GTCR Investment XII LLC, solely in its capacity as the sole general partner of GTCR Partners XII/A&C LP, may be deemed to possess indirect beneficial ownership of the shares of common stock directly owned by Silver (Equity Holdings), LP and Silver (XII) Holdings, LLC. The address of each of the foregoing entities is 300 North LaSalle Street, Suite 5600, Chicago, IL 60654.

(2)
Includes 100 shares held directly by Mr. Thorne’s spouse, 27,163,859 shares held directly by Thorndale Farm Gogo, LLC (“Thorndale Farm”), and 139,536 shares held directly by OAP, LLC (“OAP”). Thorndale Farm, Inc. (“Thorndale Farm”) is the managing member of Thorndale Farm LLC. Mr. Thorne serves as the chief executive officer of Thorndale Farm and, accordingly, may be deemed to have beneficial ownership of the shares held by Thorndale Farm LLC. In addition, Mr. Thorne serves as the managing member of OAP and, accordingly, may be deemed to have beneficial ownership of the shares held by OAP. Mr. Thorne disclaims beneficial ownership over such securities except to the extent of any pecuniary interest therein. Information concerning beneficial ownership by Thorndale Farm LLC and OAP is based on a Form 4 filed with the SEC on April 1, 2025, by Mr. Thorne. The address of each of the foregoing persons or entities is c/o Thorndale Farm Gogo, 63 Front St., P.O. Box 258, Millbrook, NY 12545.

(3)
Includes shares of our common stock issuable upon the exercise of options within 60 days of April 22, 2025. These amounts include the following number of shares of our common stock for the following individuals: Mr. Crandall, 148,193; Mr. Jones, 117,382; Ms. Mayes, 123,660; Mr. Payne, 148,193; Mr. Thorne, 798,905; Mr. Townsend, 148,193; Mr. Williams, 141,915; Mr. Aguirre, 214,640; Ms. Betjemann, 49,776.

(4)
Excludes shares of our common stock issuable upon settlement of vested and outstanding deferred stock units (“DSUs”). Vested DSUs are settled within 90 days after the director or executive officer, as applicable, ceases to serve as such. These amounts are the following number of vested DSUs for the following individuals: Mr. Abad-Santos, 34,065; Mr. Anderson, 74,522; Mr. Crandall, 194,488; Mr. Jones, 133,254; Mr. Koch, 16,818; Ms. Mayes, 177,606; Mr. Payne, 177,287; Mr. Thorne, 40,611; Mr. Townsend, 191,744; Mr. Williams, 144,735; and all directors and current executive officers as a group, 1,185,130.

2025 PROXY STATEMENT	GOGO INC.	25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(5)
Based on Schedule 13G filed January 8, 2025 by FMR LLC ("FMR") and Abigail P. Johnson with the SEC. FMR and Ms. Johnson reported that as of December 31, 2024, they beneficially own 13,475,008.28 shares of our common stock, with FMR having sole voting and dispositive power over such amount and Ms. Johnson having sole dispositive power over such amount. FMR and Ms. Johnson's address is 245 Summer Street, Boston, Massachusetts 02210.

(6)
Based on a Schedule 13G filed January 26, 2024 by BlackRock, Inc. (“BlackRock”) with the SEC. BlackRock, in its capacity as a parent holding company, reported that as of December 31, 2023, it beneficially owns 10,246,011 shares of our common stock and that it has sole voting power over 10,045,245 shares and sole dispositive power over 10,264,011 shares. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.

(7)	All directors and current executive officers as a group includes all the directors listed in this table, as well as Messrs. Cotner, Olson and Begler, and Ms. Gordon.

26	GOGO INC.	2025 PROXY STATEMENT

Compensation Discussion and Analysis
In this “Compensation Discussion and Analysis,” we provide an overview of the Company’s executive compensation program, including a discussion of our compensation philosophy, policies and practices. We also review the 2025 compensation of our named executive officers (each, a “NEO”), and discuss and analyze the compensation decisions made by the Compensation Committee in 2024. In light of the acquisition of Satcom Direct, Inc. and its affiliates (“Satcom Direct”), completed on December 3, 2024 (the “Satcom Closing Date”), this section discusses both our regular compensation program for those NEOs who were executive officers of our legacy Gogo BA business (certain of whom continue as current executive officers), as well as sign-on compensation given to executive officers who joined us from Satcom Direct. The NEOs(1) discussed in this “Compensation Discussion and Analysis” and the related compensation tables are listed below.

Name	Title
Christopher Moore[2]	Chief Executive Officer
Zachary Cotner[2]	Executive Vice President and Chief Financial Officer
Crystal L. Gordon	Executive Vice President, General Counsel, Chief Administrative Officer & Secretary
Hayden Olson	Executive Vice President, General Manager, SD Government
Oakleigh Thorne[2]	Executive Chair and Former Chief Executive Officer
Sergio Aguirre[3]	Former President and Chief Operating Officer
Jessica Betjemann[2]	Former Executive Vice President and Chief Financial Officer

(1)
Under SEC rules, our “NEOs” include the following: (1) all individuals who served at any point in 2024 as our Chief Executive Officer or Chief Financial Officer; (2) our three most highly compensated executive officers in 2024 (other than our Chief Executive Officer and Chief Financial Officer) still serving as executive officers as of December 31, 2024; and (3) up to two additional individuals who stepped down as executive officers of the Company during 2024, but who would have otherwise been among the year’s three most highly compensated executive officers in 2024 (other than our Chief Executive Officer and Chief Financial Officer).

(2)
In connection with the completion of our acquisition of Satcom Direct, each of Mr. Thorne and Ms. Betjemann stepped down as Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, and were succeeded by Messrs. Moore and Cotner, effective December 3, 2024. Additionally, Mr. Thorne transitioned to his role of Executive Chair of the Board effective that same day.

(3)	Mr. Aguirre retired effective December 31, 2024.
Executive Summary
The Compensation Committee has the overall responsibility for approving the compensation program for our NEOs and making all final compensation decisions regarding our NEOs. The Compensation Committee strives to implement compensation policies and practices that reflect our values and support the successful recruitment, development and retention of executive talent so we can achieve our business objectives and optimize our long-term financial returns.
Our compensation programs are intended to align our NEOs’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes, with the objective of increasing long-term stockholder value and supporting the shorter-term business goals we believe are necessary to achieve that increase. In line with our pay-for-performance philosophy, the total compensation received by our NEOs will vary based on the financial results of the Company as well as progress made against identified strategic and/or operational goals.

2025 PROXY STATEMENT	GOGO INC.	27

COMPENSATION DISCUSSION AND ANALYSIS
We employ several practices that reflect the Company’s compensation philosophy, as outlined below.

What We Do
Pay a significant portion of compensation in long-term incentive-based equity awards.
Incorporate a variety of challenging corporate performance measures in our cash bonus plan.
Conduct an annual risk assessment of our compensation practices.
Engage an independent compensation consultant to support and advise us.
Require executive officers to adhere to stock ownership guidelines.
Maintain a “claw-back” policy in compliance with Nasdaq rules.

What We Don’t Do
Maintain any tax gross-up arrangements.
Provide special retirement benefits designed solely for executive officers.
Pay guaranteed bonuses.
Encourage excessive risk-taking.

Our NEOs’ total compensation is composed of a mix of base salary, annual cash bonuses based on the achievement of financial and strategic performance goals and long-term equity awards. These elements are summarized below.

Element	Purpose
Annual salary: our short-term element of compensation, which is paid bi-weekly.	Provide a predictable annual income at a level consistent with the individual contributions of each of our executive officers.
Annual cash bonuses: our medium-term element of compensation, which are paid annually to our executive officers subject to the achievement of challenging, pre-set performance metrics.	Link our executive officers’ compensation to the Company’s overall annual performance.
Long-term equity awards: our long-term element of compensation, which are typically granted every year.
Promote long-term leadership and align the interests of our executive officers with those of our stockholders, while also assisting us (via vesting schedules) to retain our executive officers as they oversee key business objectives.

Additionally, at the end of 2024, we made certain sign-on cash and equity awards, outside of our regular executive compensation program, to executive officers from Satcom Direct, whose joining of our Company was critical to the success of the Satcom Direct acquisition. For more information, see “Compensation Discussion and Analysis—Elements of Compensation for 2024—Satcom Direct Executive Officers Sign-on Awards.”
Our Executive Compensation Philosophy and Objectives
The executive compensation program has been designed to provide a total compensation package that will accomplish the following objectives:
•
Attract, retain, motivate and reward: Attract, retain, motivate and reward talented, high-performing executives who possess the skills to achieve innovation and growth objectives in our competitive industry.

•	Stockholder alignment: Emphasize incentive pay with a focus on equity compensation, thus aligning the interests of our executives with those of our stockholders.

28	GOGO INC.	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
•	Pay for performance: Align executive compensation elements with both short-term and long-term Company performance.
•	Competitive compensation: Set executive compensation at levels competitive with peer companies and consistent with market practice.
Compensation Governance
Role of our Compensation Committee. The Compensation Committee, which consists entirely of independent directors, oversees our executive compensation programs. It administers our annual cash bonus and long-term equity incentive plans and reviews performance levels relevant to compensation. The Compensation Committee also determines the compensation of all executive officers and seeks to ensure that all executive compensation is fair and aligned with our compensation philosophy. As discussed below, the Compensation Committee reviews the information presented and discusses the recommendations with the Chief Executive Officer and our independent compensation consultant. In making decisions regarding pay levels and practices for our NEOs, the Compensation Committee considers various factors, including absolute corporate performance relative to our objectives, the creation of long-term value for our stockholders and feedback from stockholders and proxy advisers. The Compensation Committee met six times throughout 2024. The duties and responsibilities of the Compensation Committee are laid out in its charter, which can be found on our website, and described above under “Our Board of Directors and Corporate Governance—Committees of the Board.”
Role of our Independent Compensation Consultant. The Compensation Committee retained Compensation Strategies, Inc. (“CSI”) to provide executive compensation consulting services to the Compensation Committee during 2024. CSI provides compensation data, analysis and guidance to the Compensation Committee, which the Compensation Committee uses when making decisions regarding our executive compensation programs and establishing the compensation for our executive officers. CSI advised the Compensation Committee on the following decisions during 2024; approval of the base salaries of the executive officers, the 2024 annual bonus program (including the level of target bonuses for executive officers), the form and level of equity awards to executive officers, the total compensation of our executive officers and our directors’ compensation. In addition, CSI provided advice on the sign-on cash and equity awards made to our NEOs who joined from Satcom Direct. CSI also reviewed and assessed the need for updates to our peer group, whose data the Compensation Committee uses as a factor in its compensation determinations. See “—Role of Peer Companies and Competitive Positioning” below. CSI did not perform any other services for the Company in 2024. As part of its annual independence assessment during 2024, the Compensation Committee considered the six factors specified by the SEC in Rule 10C-1 and by Nasdaq Stock Market Rule 5605(d)(3)(D) to monitor the independence of CSI as its compensation consultant, and determined that CSI’s services did not create a conflict of interest.
Role of our Executive Officers. Our Chief Executive Officer participates in Compensation Committee meetings and makes recommendations to our Compensation Committee with respect to the determination of components of compensation (including equity), compensation levels and performance targets for our executive officers (other than himself). These recommendations are based on the Chief Executive Officer’s assessment of the Company and the executive officers’ individual performance, as well as data from the independent compensation consultant. When considering compensation for retention purposes, the Compensation Committee looks to the Chief Executive Officer for his input regarding the importance of retaining a particular employee or group of employees. The Compensation Committee meets formally and informally without executive management to discuss its compensation philosophy and approach and makes its decisions regarding NEO compensation in executive sessions with only its independent compensation consultant and/or outside counsel present. The Compensation Committee then determines the form and level of executive compensation in its sole discretion.

2025 PROXY STATEMENT	GOGO INC.	29

COMPENSATION DISCUSSION AND ANALYSIS
Role of our Peer Companies and Competitive Positioning. As part of its review of executive compensation for 2024, the Compensation Committee reviewed the executive compensation arrangements at peer group companies. In general, the Compensation Committee does not target compensation to any peer group percentile data, but instead uses peer group data to evaluate total compensation opportunities for the NEOs at levels that fairly compensate them and are competitive with executives in similar positions with similar responsibilities at comparable companies. For 2024, the Compensation Committee with the assistance of CSI as independent compensation consultant, confirmed the prior year’s peer group. As in the prior year, the 2024 peer group included companies in the Internet software and services, communications and satellite industries based on specific financial criteria, including, but not limited to, revenue and market capitalization. The 2024 peer group was composed of the following companies:

ATN International, Inc.	Aviat Networks, Inc.
Bandwidth Inc.	Brightcove, Inc.
Calix, Inc.	Cambium Networks Corp.
Casa Systems, Inc.	Cogent Communications Holdings, Inc.
CommVault Systems, Inc.	Comtech Telecommunications Corp.
Digi International, Inc.	DZS, Inc.
Edgio, Inc. (f/k/a Limelight Networks, Inc.)	InterDigital, Inc.
Iridium Communications Inc.	Ooma, Inc.
Perficient, Inc.	Ribbon Communications, Inc.
Shenandoah Telecommunications Co.

Using this peer group (after applying a regression analysis to size-adjust compensation levels to a company with annual revenues equal to the Company’s), CSI provided the Compensation Committee with comparative assessments for our NEOs’ base salaries, target bonuses, long-term equity compensation and total compensation. The Compensation Committee then reviewed this data to evaluate whether our NEOs’ compensation was within a reasonably competitive range, fair for the services rendered, and reflective of their experience and scope of responsibilities, as well as to help set their 2024 compensation.
Role of our Stockholders. The Compensation Committee is committed to regularly reviewing, assessing and, when appropriate, adjusting the Company’s compensation programs based on feedback from our stockholders. The Compensation Committee also considers the outcome of stockholder advisory votes on executive compensation, or “say-on-pay” votes, when making decisions relating to our executive compensation programs. At our 2024 annual meeting of stockholders, approximately 99% of the stockholders who voted on “say-on-pay” voted in favor. The Compensation Committee believes that the voting results conveyed continued support for the philosophy, strategy and objectives of our executive compensation program, and thus determined that no significant changes to our regular compensation program were warranted in 2024 or 2025.
Elements of Compensation for 2024
Base Salary
We provide a base salary to our NEOs to compensate them in cash at a fixed amount for services rendered on a day-to-day basis during the year. We strive to set base salaries at levels that are competitive with companies included in our peer group for executive officers in similar positions with similar responsibilities. The base salaries of our NEOs are reviewed annually and adjusted when appropriate to reflect individual roles and performance as well as market conditions.
In 2024, each of our NEOs received the base salary set forth in “Executive Compensation Tables—Summary Compensation Table” under “Salary.” Each of our NEOs is party to an employment agreement, and pursuant to the terms of each employment agreement, the base salaries are reviewed at least annually. In March 2024, the Compensation Committee maintained the previously reported base salaries of Mr. Aguirre at $440,000 and Ms. Betjemann at $400,000. At that time,

30	GOGO INC.	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
the Board also determined to increase Ms. Gordon’s base salary from $370,000 to $445,000, to further align with market pay practices and to reflect the additional responsibilities added in connection with her appointment as the Company’s Chief Administrative Officer. In addition, due to the compensation benchmarking performed for the Company’s new executive team in connection with the Satcom Direct acquisition, the Board increased Ms. Gordon’s base salary from $445,000 to $475,000 effective as of the Satcom Closing Date. The salary shown for Ms. Gordon in the Summary Compensation Table for 2024 thus reflects her prorated salary based on these two mid-year increases. Mr. Thorne’s 2024 base salary was kept at $700,000, and remained unchanged for the remainder of 2024 following his transition to Executive Chair as of the Satcom Closing Date. Additionally, the 2024 base salaries for Messrs. Moore, Cotner and Olson, who joined the Company on the Satcom Closing Date, were set at $850,000, $465,000 and $325,000 respectively.
Annual Cash Bonuses
We maintain an annual cash bonus plan for our NEOs, among other employees, under which we grant performance-based cash bonuses. These bonus grants are intended to motivate our NEOs to focus on specific performance measures chosen by the Compensation Committee and to reward them for their achievements against these measures. We utilize the same NEO performance measures for other bonus eligible employees within the Company. The Compensation Committee selects performance measures that are aligned with our financial and strategic goals to incentivize the achievement of objectives that it believes will improve both short-term and long-term stockholder value. In determining our NEOs’ yearly target bonuses, which are a percentage of base salary, the Compensation Committee considers various factors, including market data from our peer group and the NEOs’ individual responsibilities and performance, and abides by the minimum target bonus percentages set forth in our NEOs’ employment agreements. In March 2024, the Compensation Committee determined to leave unchanged the target bonuses for our NEOs in the prior year, with Mr. Aguirre at 80%, Ms. Betjemann at 70% and Mr. Thorne at 100%, in each case, of base salary. Ms. Gordon’s target bonus increased from 75% to 80% of base salary in connection with the closing of the Satcom Direct acquisition. Messrs. Moore, Cotner and Olson did not participate in the 2024 bonus plan because they joined the Company in December 2024. For information regarding the portion of their retention bonuses earned in 2024, see “Compensation Discussion and Analysis—Satcom Direct Executive Officers Sign-on Awards—Retention Bonuses.”
In February 2024, the Compensation Committee approved the Company’s 2024 bonus plan, with bonuses to be determined based on two financial objectives and four other strategic objectives considered by the Compensation Committee as important drivers of growth. The target goals under each of these objectives (each weighted equally at 16.67% of target bonus) were as follows:
•	Service revenue of $329.8 million (the “Revenue Metric”);
•	Adjusted EBITDA (as defined below) of $128.4 million (the “Adjusted EBITDA Metric”);
•	Shipments of our AVANCE™ platform of 1,205 units (the “AVANCE™ Metric”);
•	Achievement of certain milestones related to software and flight testing to prepare for the Company’s anticipated launch of Gogo 5G, its fourth air-to-ground network (the “5G Metric”);
•
Achievement of certain milestones to prepare for the launch of Gogo Galileo, including, among other things, submission and completion of certain regulatory filings, and execution of commercial agreements for purchase of our half duplex (HDX) product (the “GBB Metric”); and

•
Transition of 600 non-LTE AVANCE™ platforms to AVANCE™ platforms compatible with our new LTE network, which the Company is completing as a participant in the FCC Secure and Trusted Communications Networks Reimbursement Program (the “FCC Upgrade Metric”).

As defined in the 2024 bonus plan, the Adjusted EBITDA Metric represents net income attributable to common stock before interest expense, interest income, income taxes and depreciation and amortization expense as adjusted for stock-based compensation, the loss on extinguishment of debt and gain on sale of equity investment.
The target performance levels for the Revenue Metric, Adjusted EBITDA Metric, and AVANCE™ Metric were based on the Company’s 2024 budget. The target performance levels for the 5G Metric, GBB Metric, and FCC Upgrade Metric were determined after consideration of the Company’s business objectives. For the Revenue Metric, Adjusted EBITDA Metric,

2025 PROXY STATEMENT	GOGO INC.	31

COMPENSATION DISCUSSION AND ANALYSIS
AVANCE™ Metric, and FCC Upgrade Metric, there was a minimum performance level ranging from 83% to 97% of target, depending on the metric. For the 5G Metric, there was a minimum performance level consisting of completion of fully programmable flight array (FPGA) flight testing by late July 2024. For the GBB Metric, there was a minimum performance level consisting of either the execution of a certain commercial agreement for the sale of HDX or the completion of certain regulatory filings. For all metrics, 50% of the portion of the target bonus correlating to the metric would be earned if the minimum performance level was achieved, with performance below that level resulting in zero payout of the applicable portion of the target bonus. For the Revenue Metric, Adjusted EBITDA Metric, AVANCE™ Metric, and the FCC Upgrade Metric, there was a maximum performance level ranging from 103% to 116% of target, depending on the metric. For the 5G Metric, there was a maximum performance level consisting of the achievement of the target level and achievement of all milestones identified at the target level by certain dates in 2024. For the GBB Metric, there was a maximum performance level consisting of achievement of all milestones identified at the target level, plus the completion of certain activities related to the commercial launch of Gogo Galileo in 2024. In each case, 150% of the portion of the target bonus correlating to the metric would be earned if the maximum performance level was achieved. The Compensation Committee established a sliding scale for determination of payouts. Additionally, in order for the 5G Metric, AVANCE™ Metric, GBB Metric, and the FCC Upgrade Metric to pay out at all, the Company had to meet at least the 50% minimum performance level for the Adjusted EBITDA Metric.
With respect to actual 2024 performance, while the Company’s results exceeded the target levels for the Revenue Metric ($364.3 million), the Adjusted EBITDA Metric ($142.5 million), and the FCC Upgrade Metric (1,020 non-LTE platforms transitioned), the Compensation Committee determined that the 5G Metric and Galileo Metric were not achieved at the target level and had an outsized impact on the Company’s business relative to the other metrics in the 2024 bonus plan. As such, the Compensation Committee determined that the Company achieved approximately 75% of the 2024 bonus plan, but provided a pool of approximately $2.2 million that senior management could distribute to employees identified as high performers through the Company’s nine-box management assessment process (“High Performers”). High Performers identified through the nine-box management assessment process could receive greater than 75% of their target bonus amount, subject to a cap of 200% individually.
Considering these objectives and the significant effort of each NEO in connection with the closing of the Satcom Direct acquisition, each of our NEOs participating in the 2024 bonus plan received a payout equal to 97.67% of target. The Compensation Committee also approved a separate discretionary bonus in the amount of $200,000 for Ms. Gordon given her significant leadership role to close the Satcom Direct acquisition. Ms. Betjemann, who stepped down effective on the Satcom Closing Date, and Mr. Aguirre, who retired effective December 31, 2024, received their payouts based on their agreements with the Company provided they would be paid after their departures their bonuses, if any, for 2024 performance under our 2024 bonus plan. For more information, see “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Other Agreements—Jessica Betjemann.” The 2024 annual bonus amounts paid to our NEOs are set forth in the “Non-Equity Incentive Plan Compensation” column of “Executive Compensation Tables—Summary Compensation Table.”
Equity-Based Compensation
We believe that equity compensation is a key component of our overall compensation structure and critically important to our ability to attract and retain top talent, and that equity-based awards align the interests of our NEOs with the interests of our stockholders and encourage our NEOs to focus on the long-term performance of our business. Additionally, we believe equity awards provide an important retention tool for our NEOs, as they are subject to multiyear vesting and have in some cases been subject to performance-based vesting requirements. In 2024, equity awards were granted under the 2024 Omnibus Equity Plan (the “2024 Omnibus Plan”).
In March 2024, the Compensation Committee reviewed the topic of the appropriate mix of equity awards, considering the practices of peer group companies, the continued need for executive retention, and the feasibility of setting performance goals that were challenging, motivational, and reasonably linked to the Company’s projected long-term objectives. The Compensation Committee decided to retain the previously disclosed mix unchanged in 2024 and make annual grants to the NEOs consisting solely of time-based vesting RSUs vesting in four equal annual installments starting on the first anniversary of the grant date. In determining the size of the equity grants to our NEOs, the Compensation Committee took into account past performance, anticipated contribution to our long-term goals, market data for NEOs in similar roles at peer group companies and total compensation of our NEOs as compared to peer group companies. The Compensation

32	GOGO INC.	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Committee also considered share usage over time, or “burn rate,” of all employee equity grants in 2024, in order to employ maximum efficiency in share usage under the equity compensation program while maximizing the retention and incentive elements of the awards. The Compensation Committee determined, as in recent years, not to grant any stock options, due to prior experiences with “underwater” stock options, which adversely impacted the effectiveness of options as an incentive device for the Company. For further information regarding the RSU grants to our NEOs as part of our regular compensation program, see “Executive Compensation Tables—Summary Compensation Table” and “Executive Compensation Tables—Grants of Plan-Based Awards.” Messrs. Moore, Cotner and Olson did not receive regular annual equity grants in 2024, because they joined the Company in December 2024 outside of our annual executive grant cycle. For information regarding these new NEOs’ one-time inducement equity awards in 2024, see “Compensation Discussion and Analysis—Satcom Direct Executive Officers Sign-on Awards—Inducement Awards.”
Satcom Direct Executive Officers Sign-on Awards
In connection with the Satcom Direct acquisition, we made certain sign-on cash and equity awards to each of Messrs. Moore, Cotner and Olson included in their executive employment compensation agreements with us. These awards were made as material inducements to their joining the Company, which we viewed as critical to the continued success of the Satcom Direct business and integration into the Company, the creation of synergies between the Satcom Direct business and our legacy Gogo BA business, and the resulting potential for increasing long-term stockholder value.
Retention Bonuses
Each of Messrs. Moore, Cotner and Olson received cash retention bonuses (the “Retention Bonuses”) of $6,000,000, $4,000,000 and $1,500,000, respectively. Each Retention Bonus vested one-third on the Satcom Closing Date, and will vest one-third on each anniversary thereafter, in each case, subject to the recipient’s continued employment through the applicable vesting date. For more information, see “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Other Agreements.” The Retention Bonuses were initially payable to Messrs. Moore, Cotner, and Olson pursuant to the terms of Satcom Direct’s change in control plan. The Company assumed these payments in consideration of the seller completing certain pre-closing tax-related transactions, and, as reflected in the vesting terms, Messrs. Moore, Cotner, and Olson agreed as part of their employment arrangements to receive such payments over a period of two years following, rather than immediately upon, the Satcom Closing Date.
Inducement Awards
Each of Messrs. Moore, Cotner and Olson were granted certain inducement awards pursuant to Nasdaq Rule 5635(c)(4) (the “Inducement Awards”), intended to create an alignment of interests between them and our stockholders and promote their retention. The Inducement Awards included the following grants: for Mr. Moore, a target amount of 1,000,000 performance-vesting restricted stock units (“PSUs”) and 1,000,000 RSUs; for Mr. Cotner, a target amount of 50,000 PSUs and 50,000 RSUs; and for Mr. Olson, 25,000 RSUs. We determined that it was important to grant a significant portion of the Inducement Awards to Messrs. Moore and Cotner as performance-based equity closely linked to our stock price performance, while also including a retention-based equity component that would complement the cash Retention Bonuses and enable the new NEOs to begin building their equity in our Company. The PSUs are divided into two equal tranches. The first tranche will vest, subject to continued employment, on the earlier of (i) the date on which the average closing price of the common stock is at least $20.00 per share for a period of 90 consecutive trading days after May 3, 2025, the six-month anniversary of the Satcom Closing Date, and (ii) the date on which the Company consummates a change in control where the price per share of Common Stock in connection with such change in control (the “Change in Control Price”) is at least $20.00 per share. The second tranche will vest, subject to continued employment, on the earlier of (i) the date on which the average closing price of the common stock is at least $25.00 per share for a period of 90 consecutive trading days following May 3, 2025, and (ii) the date on which the Company consummates a change in control pursuant to which the Change in Control Price is at least $25.00 per share. The RSUs will vest in equal annual installments, subject to continued employment, over five years starting on the first anniversary of the grant date. Vesting of the RSUs and, in select cases, the PSUs may be accelerated only upon the occurrence of limited employment termination and change in control events. For more information, see “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Other Agreements—Inducement Awards.”

2025 PROXY STATEMENT	GOGO INC.	33

COMPENSATION DISCUSSION AND ANALYSIS
Employment and Other Agreements with NEOs
We have entered into employment agreements with each of our NEOs that include the specific terms set forth below. We believe that having employment agreements with our NEOs is beneficial to us, because it provides retentive value and subjects the NEOs to restrictive covenants. See “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for details regarding these agreements. We have also entered into certain separation-related agreements with Mr. Aguirre and Ms. Betjemann. Finally, we have entered into change in control agreements with each of our NEOs to assure the NEOs that they will be protected in the event of certain terminations of employment prior to or following a change in control of the Company (other than Mr. Thorne, whose amended employment agreement provides for certain customized severance benefits in the event of certain terminations following a change in control). For more information, see “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Change in Control Agreements.”
Other Compensation
Perquisites
We do not generally provide perquisites or personal benefits to our NEOs. From time to time, in connection with certain new hires and other strategic Company transactions, we may provide certain limited benefits, which we believe are vital for the continued operation of our business. As part of the Satcom Direct acquisition, to facilitate the transition of Messrs. Moore and Cotner from Satcom Direct’s headquarters in Florida to our headquarters in Colorado, we have permitted them to seek one-time reimbursements for relocation fees up to certain reasonable caps, as well as, in Messrs. Moore and Cotner’s case, reimbursement for six months of temporary housing costs up to certain reasonable caps. For more information, see “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Other Agreements.” Additionally, in January 2025, we began offering our executive officers a supplemental medical insurance benefit, which was previously provided to the executive officers of Satcom Direct.
Other Benefits
Our NEOs are eligible to participate in our 401(k) retirement benefit plan and our health and welfare plans on the same basis as our other employees.
Non-Qualified Deferred Compensation
None of our NEOs participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us (although Mr. Thorne holds DSUs received in respect of his service as a nonemployee director prior to his initial appointment as an executive officer on March 4, 2018). See “Director Compensation” for a discussion of the grants to nonemployee directors of DSUs.
ESPP
To encourage employee investment in the Company, the Company maintains its 2024 Employee Stock Purchase Plan (the “2024 ESPP”).The 2024 ESPP is a broad-based plan providing employees of the Company and certain designated subsidiaries and affiliates with the opportunity to become Company stockholders through voluntary periodic contributions that are applied towards the purchase of common stock of the Company (referred to herein as "shares") at a discount from the then-current market prices on the Nasdaq. The plan is intended to qualify for favorable tax treatment under Sections 421 and 423 of the Internal Revenue Code (the “Code”).
Compensation Risk Mitigation Measures
Stock Ownership Guidelines. Under our stock ownership guidelines, each of our executive officers is required to maintain a minimum equity stake in the Company, determined as a multiple of the executive officer’s base salary (three times base salary for our Chief Executive Officer and two times base salary for each of our other executive officers) and converted to a fixed number of shares. Until the executive officer reaches the minimum required level of stock ownership, the executive officer is required to retain 50% of the net shares received through exercise of stock options, vesting of restricted stock or other stock-based compensation, granted on or after December 12, 2011. “Net shares” are those shares that remain after shares are sold or netted to pay withholding taxes and, in the case of stock options, the exercise price.

34	GOGO INC.	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
As of December 31, 2024, each of our current executive officers had met or was on track to comply with the stock ownership requirements within three years from their respective appointments.
Anti-Hedging and Anti-Pledging Policies. Pursuant to our Insider Trading Policy, insiders are prohibited from engaging in any transaction that would have the effect of hedging the economic risk of ownership of their Company stock. Insiders are also prohibited from holding any Company stock in a margin account, borrowing against any account in which Company stock is held, or pledging Company stock as collateral for a loan, unless such transactions are cleared in advance by the Company and the insider making such request can demonstrate compliance with certain rigorous conditions as outlined in our Insider Trading Policy (the Company sparingly permits this exception). For more information on our Insider Trading Policy, see “Other Information for Stockholders—Insider Trading Policy.”
Equity Grant Procedures. The Compensation Committee approves equity awards for our NEOs on or before the date of grant, and it has been the Compensation Committee’s general practice to approve annual equity awards in March of each year. On occasion, equity awards may be granted outside of our annual grant cycle for new hires, promotions, retention, or other purposes. Generally, the date of grant for equity awarded to our named executive officers is when the Company has no material non-public information. The Company does not permit the timed disclosure of material non-public information for the purpose of affecting the value of executive compensation.
Claw-back Policy. The Compensation Committee maintains a claw-back policy as required by the Nasdaq rules. Our claw-back policy covers each of our current and former executive officers. The policy provides that, subject to the limited exemptions provided by the Nasdaq rules, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee must reasonably promptly seek recovery of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the covered individual, to the extent that the compensation (i) was based on erroneous financial data and (ii) exceeded what would have been paid to the executive officer under the restatement. Recovery applies to any such excess cash- or equity-based bonus/other incentive compensation received by any covered individual, while he/she was an executive officer, on or after October 2, 2023 during the three completed fiscal years immediately preceding the date on which the Company determines an accounting statement is required. For more information, see the full text of our claw-back policy, which is filed as an exhibit to our 2024 Form 10-K.
Tax and Accounting Considerations
Tax Deductibility. Our Board has considered the potential future effects of Section 162(m) of the Code on the deductibility of executive compensation paid to our NEOs. Beginning in 2018, due to reforms to Section 162(m), we generally expect that compensation paid to each of our NEOs in excess of $1 million is nondeductible, whether or not it is performance-based. The Compensation Committee intends to continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible. We expect our income tax expense to increase in future periods to the extent we generate pre-tax income, and we also expect to be able to use net operating losses and other deferred tax attributes to offset a significant portion of our future cash income taxes.
No Tax Gross-ups. We do not provide tax gross-ups to our NEOs under Sections 280G and 4999 of the Code.
2025 Compensation Program
In the first quarter of fiscal 2025, the Compensation Committee conducted its annual executive compensation review and approved the compensation of our executive officers for the year. The Compensation Committee considered, among other factors, our corporate performance, our executive officers’ individual performance, market data provided by our independent compensation consultant CSI, our strategic plans for growth and expansion, and the importance of integrating our Satcom Direct business and setting up the new members of our executive team for success.
The Compensation Committee did not increase salaries in fiscal 2025 for Messrs. Moore, Cotner, Gordon, Olson and Thorne, and granted each of the NEOs continuing in office for 2025 a target bonus with the percentage of base salary set forth in the NEO’s employment agreement. As part of the regular annual equity compensation program, the Compensation Committee made initial annual grants for fiscal 2025 to Messrs. Moore, Cotner and Olson of $5,000,000, $1,500,000 and $400,000, respectively, which it sized based on benchmarking against our peer group companies, their executive responsibilities, and the importance of keeping most of their pay at risk and tied directly to the enhancement stockholder value, and raised

2025 PROXY STATEMENT	GOGO INC.	35

COMPENSATION DISCUSSION AND ANALYSIS
Ms. Gordon’s annual equity grant to $1,300,000, based on her increasing responsibilities as Chief Administrative Officer, significant role in the Satcom Direct acquisition and integration and the other factors described for the other NEOs above. As previewed in our prior disclosures, Mr. Thorne received a grant of $2,500,000, pursuant to his employment agreement described in “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Other Agreements—Oakleigh Thorne.” The Compensation Committee also considered the value of the Inducement Awards made in connection with the closing of the Satcom Direct acquisition, and determined that there should be a material decrease in the aggregate grant date fair value for all NEOs compared to 2024, with the aggregate value to all NEOs in 2025 falling to 55% of that in 2024, and the value of Mr. Moore’s equity grant falling to 31% of that in 2024. The 2025 equity grants were 100% in the form of RSUs, in order to empower the NEOs to continue accumulating meaningful ownership in the Company that will further align their interests with stockholders’ and ensure their compliance with our stock ownership guidelines, as well as to give the Compensation Committee and management sufficient time to consider appropriate corporate performance metrics and targets while the Company integrates the Satcom Direct business. The RSUs vest equally over four years starting on the first anniversary of grant, except for Mr. Thorne’s RSUs, which vest in full at the termination of his employment agreement on December 31, 2025, subject to continued employment through such date.

36	GOGO INC.	2025 PROXY STATEMENT

Compensation Committee Report
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” included in this proxy statement with members of management, and based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.
The Compensation Committee
Hugh W. Jones (Chair)
Mark Anderson
Robert L. Crandall
Charles C. Townsend

2025 PROXY STATEMENT	GOGO INC.	37

Executive Compensation Tables
Summary Compensation Table
The following table sets forth information regarding compensation earned by our NEOs during the fiscal requiring disclosure under SEC rules.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[5]	All Other Compensation ($)[6]	Total ($)
Christopher Moore Chief Executive Officer	2024	65,027	2,000,000	16,010,000	—	—	—	18,075,027
Zachary Cotner Executive Vice President and Chief Financial Officer	2024	35,574	1,333,333	800,500	—	—	572	2,169,979
Sergio Aguirre Former President and Chief Operating Officer	2024	449,918	—	1,710,189	25,520	351,548	7,159	2,544,334
	2023	428,462	—	999,999	—	174,109	4,077	1,606,417
	2022	392,885	—	1,089,994	—	372,256	8,792	1,863,927
Crystal Gordon Executive Vice President. General Counsel, Chief Administrative Officer and Secretary	2024	431,134	200,000	596,148	—	317,427	6,303	1,551,012
	2023	370,001	300,000	699,996	—	140,407	13,200	1,523,604
Hayden Olson Executive Vice President, General Manager, SD Government	2024	24,863	500,000	202,500	—	—	400	727,763
Oakleigh Thorne Executive Chair and Former Chief Executive Officer	2024	700,000	—	1,899,996	—	683,690	—	3,283,686
	2023	700,000	—	2,499,997	—	354,179	—	3,554,176
	2022	700,001	—	1,700,009	—	840,000	—	3,240,010
Jessica Betjemann Former Executive Vice President and Chief Financial Officer	2024	378,623	—	1,397,778	7,134	278,871	24,723	2,087,129
	2023	382,693	—	699,996	—	129,270	5,548	1,217,507
	2022	317,885	—	325,006	—	191,301	11,803	845,995

(1)
The amounts reported in this column reflect the base salaries paid to each of our NEOs, which, for Messrs. Moore, Cotner and Olson, were prorated based on service starting on the Satcom Closing Date, and for Mr. Aguirre and Mses. Gordon and Betjemann, were prorated based on changes in salary increases during 2024. See “Compensation Discussion and Analysis—Elements of Compensation for 2024—Salary” for a discussion of 2024 salaries.

(2)
The amounts reported in this column reflect the payment of bonuses to our NEOs outside of a non-equity incentive plan. For each of Messrs. Moore, Cotner and Olson in 2024, the amounts reported reflect the portion of their retention bonuses (granted to them in connection with their joining the Company as part of the Satcom Direct acquisition), which they earned in 2024. For more information, see “Compensation Discussion and Analysis—Satcom Executive Officers Sign-on Awards—Retention Bonuses.” For Ms. Gordon, the amount reported reflects a discretionary bonus in conjunction with her significant role in the Satcom Direct acquisition and integration thereafter.

(3)
The amounts reported in this column reflect the aggregate grant date fair values of RSUs and/or PSUs computed pursuant to FASB Accounting Standards Codification Topic 718 “Compensation-Stock Compensation” (“ASC Topic 718”). As discussed in further detail in “Executive Compensation Tables—Grants of Plan-Based Awards,” the amounts reflect the RSU grants made in 2024 as part of our regular compensation program to each of Messrs. Aguirre and Thorne and Mses. Gordon and Betjemann, and Inducement Awards made in 2024 to Messrs. Moore, Cotner and Olson (RSU grants, and, for Messrs. Moore and Cotner, PSU grants) in connection with their joining the Company as part of the Satcom Direct acquisition. Additionally, for Mr. Aguirre and Ms. Betjemann, the amount reflects the incremental fair value, computed pursuant to ASC Topic 718, in connection with the modification in 2024 of their outstanding RSUs as part of their departures from the Company. The SEC considers the incremental fair value of a modification as if it were an actual equity grant for purposes of reporting in the table above and requires that it be included for the calendar year in which the modification occurred. For more information on the modifications, see “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Other Agreements—Sergio Aguirre—Separation Agreement” and “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Other Agreements—Jessica Betjemann.” In addition, for a discussion of the relevant assumptions used in calculating all these amounts, see Note 14, “Stock-Based Compensation and 401(k) Plan,” to the Consolidated Financial Statements included in our 2024 Form 10-K. For the PSUs, the grant date fair value is based on the probable outcome of the performance-based condition as of the grant date; assuming the maximum level of performance for PSUs (which is 100% of target), the aggregate grant date values of the PSUs are $7.94 and $7.88 each of Messrs. Moore and Cotner, respectively. For all NEOs, these amounts do not reflect the value actually realized or that ultimately may be realized.

38	GOGO INC.	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
(4)
No NEOs were granted any new options in 2024. The values in this column represent the incremental fair value, computed pursuant to ASC Topic 718, in connection with the modification in 2024 of outstanding options held by each of Mr. Aguirre and Ms. Betjemann as part of their departures from the Company. The SEC considers the incremental fair value of a modification as if it were an actual equity grant for purposes of reporting in the table above and requires that it be included for the calendar year in which the modification occurred. For more information on the modifications, see “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Other Agreements—Sergio Aguirre—Separation Agreement” and “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Other Agreements—Jessica Betjemann.”

(5)
This column represents for 2024 the amounts earned for performance-based bonuses under our Cash Bonus Plan. See “Compensation Discussion and Analysis – Elements of Compensation for 2024 – Cash Bonus Plan” for a discussion of how 2024 performance-based bonuses were determined.

(6)
Amounts reported in the “All Other Compensation” column for 2024 include the items set forth in the table below, as applicable to each NEO. For Ms. Betjemann, the “severance” column also includes continued salary and benefits from the date she ceased to be Executive Vice President and Chief Financial Officer until December 31, 2024, as described in “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Other Agreements—Jessica Betjemann.” Ms. Betjemann and Mr. Aguirre are entitled to a larger amount of severance benefits in connection with their terminations, which did not accrue in 2024. For more information, see “Potential Payments upon Termination or Change in Control.”

Name	401(k) Contributions ($)	HSA Contributions ($)	Severance ($)	Total ($)
Christopher Moore	—	—	—	—
Zachary Cotner	572	—	—	572
Sergio Aguirre	6,159	1,000	—	7,159
Crystal Gordon	6,303	—	—	6,303
Hayden Olson	400	—	—	400
Oakleigh Thorne	—	—	—	—
Jessica Betjemann	8,629	—	16,094	24,723

Grants of Plan-Based Awards
Set forth below is information regarding plan-based awards granted to our NEOs during 2024.

Name	Type	Board Approval Date	Grant Date	Estimated Future Potential Payouts under Non-Equity Incentive Plan Awards[1]			Estimated Future Potential Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)[2]
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher Moore	RSUs[3,8]	10/30/2024	12/3/2024[8]	—	—	—	—	—	—	1,000,000	—	—	8,100,000
	PSUs[4]	10/30/2024	12/3/2024[8]	—	—	—	—	1,000,000	n/a	—	—	—	7,910,000
Zachary Cotner	RSUs[3]	10/30/2024	12/3/2024[8]	—	—	—	—	—	—	50,000	—	—	405,000
	PSUs[4]	10/30/2024	12/3/2024[8]	—	—	—	—	50,000	n/a	—	—	—	395,500
Sergio Aguirre	Cash bonus plan	n/a	n/a	176,000	352,000	528,000	—	—	—	—	—	—
	RSUs[5]	4/1/2024	4/1/2024	—	—	—	—	—	—	85,164	—	—	715,378
	RSUs[6]	n/a	12/31/2024	—	—	—	—	—	—	122,968	—	—	994,811
	Options[6,7]	n/a	12/31/2024	—	—	—	—	—	—	—	214,640		25,520
Crystal Gordon	Cash bonus plan	n/a	n/a	215,567	431,134	646,701	—	—	—	—	—	—	—
	RSUs[4]	4/1/2024	4/1/2024	—	—	—	—	—	—	70,970	—	—	596,148
Hayden Olson	RSUs[3]	10/30/2024	12/3/2024[8]	—	—	—	—	—	—	25,000	—	—	202,500
Oakleigh Thorne	Cash bonus plan	n/a	n/a	350,000	700,000	1,050,000	—	—	—	—	—	—	—
	RSUs[5]	4/1/2024	—	—	—					226,190			1,899,996
Jessica Betjemann	Cash bonus plan	n/a	n/a	140,000	280,000	420,000	—	—	—	—	—	—	—
	RSUs[5]	4/1/2024	4/1/2024	—	—	—	—	—	—	59,615	—	—	500,766
	RSUs[6]	n/a	11/27/2024	—	—	—	—	—	—	110,198	—	—	897,012
	Options[6,7]	n/a	11/27/2024	—	—	—	—	—	—	—	49,776		7,134

2025 PROXY STATEMENT	GOGO INC.	39

EXECUTIVE COMPENSATION TABLES
(1)
Represents threshold, target and maximum payout levels for bonuses approved in March 2024 for performance for the year ended December 31, 2024. See “Compensation Discussion and Analysis–Elements of Compensation 2024–Annual Cash Bonuses” for a description of the plan. The Threshold numbers set forth above are based on achieving the minimum level of performance for which payment would be made with respect to financial performance measures, and assumes no payout is made for the strategic/operational objectives.

(2)
The amounts are based on the aggregate grant date fair value computed pursuant to ASC Topic 718. See Note 14, “Stock-Based Compensation and 401(k) Plan,” to the Consolidated Financial Statements included in our 2024 Form 10-K, which is incorporated by reference herein, for a discussion of the relevant assumptions used in calculating these amounts.

(3)
Represents RSUs that were part of the Inducement Awards made in connection with the NEO joining the Company as part of the Satcom Direct acquisition. The RSUs will vest in equal annual installments, subject to continued employment, over five years starting on the first anniversary of the grant date.

(4)
Represents PSUs that were part of the Inducement Awards made in connection with the NEO joining the Company as part of the Satcom Direct acquisition. For more information on their vesting terms, see “Compensation Discussion and Analysis—Elements of Compensation for 2024—Satcom Executive Officer Sign-on Awards—Inducement Awards.”

(5)
Represents RSUs granted under our 2024 Omnibus Plan as part of our regular compensation program. The RSUs will vest in equal annual installments, subject to continued employment, over four years starting on the first anniversary of the grant date.

(6)
Mr. Aguirre and Ms. Betjemann did not receive additional RSU awards in 2024 outside of our regular compensation program. These values represent the incremental fair value, computed pursuant to ASC Topic 718, in connection with the modifications in 2024 of their outstanding RSUs as part of their departures from the Company. The SEC considers the incremental fair value of a modification as if it were an actual equity grant for purposes of reporting in the table above and requires that it be included for the calendar year in which the modification occurred. For more information on the modifications, see “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Other Agreements—Sergio Aguirre—Separation Agreement” and “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Other Agreements—Jessica Betjemann.”

(7)
No NEOs were granted any new options in 2024. The values in this column represent the aggregate incremental fair value, computed pursuant to ASC Topic 718, in connection with the modification in 2024 of several tranches of outstanding options held by each of Mr. Aguirre and Ms. Betjemann as part of their departures from the Company. The SEC considers the incremental fair value of a modification as if it were an actual equity grant for purposes of reporting in the table above and requires that it be included for the calendar year in which the modification occurred. The option tranches that were modified include the following: for Mr. Aguirre, 27,944 options with an exercise price of $3.58, 80,750 options with an exercise price of $4.57, 53,000 options with an exercise price of $2.14 and 52,946 options with an exercise price of $2.61; and for Ms. Betjemann, 19,000 options with an exercise price of $2.14 and 30,776 options with an exercise price of $2.61. For more information on the modifications, see “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Other Agreements—Sergio Aguirre—Separation Agreement” and “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Other Agreements—Jessica Betjemann.”

(8)
These awards are considered to have a grant date fair value of December 3, 2024 under applicable accounting and proxy statement disclosure rules. They were timely reported as being granted on Form 4s on March 14, 2025 due to pending regulatory approvals that were outside of the recipients’ control.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment and Other Agreements
We have entered into employment and other agreements with each of our NEOs. Information regarding the agreements is set forth below. From time to time, the Compensation Committee has approved changes to a NEO’s title, base salary or bonus target, but the respective employment agreement is not typically amended to reflect such changes. See “Compensation Discussion and Analysis” for information about the base salary and bonus targets for each NEO during 2024. For more specific information on the impact of a termination or change in control, where not specified in the summary of a NEO’s employment agreement, see “—Treatment of Equity Upon Termination or Change in Control.”
Christopher Moore In November 2024, effective as of the Satcom Closing Date, we entered into an employment agreement with Mr. Moore. The agreement sets Mr. Moore’s base salary at $850,000 and provides that the salary will be reviewed for increase at least annually. The employment agreement specifies that Mr. Moore is eligible for an annual bonus with a target of 100% of base salary, to be determined by the Compensation Committee, based upon the achievement of objectives established by the Compensation Committee. Pursuant to the employment agreement, Mr. Moore was granted his Inducement Awards. Mr. Moore will also receive annual equity awards beginning in fiscal 2025 with a grant date fair value of no less than $5,000,000. Mr. Moore’s employment agreement provided for a one-time reimbursement of relocation fees not to exceed the aggregate amount of $133,000, subject to all the limitations and procedures set forth in the Company’s relocation, expense reimbursement and/or other applicable policies. The agreement also provided for up to six months of temporary housing costs, not to exceed the aggregate amount of $10,000 per month, subject to all the limitations and procedures set forth in the Company’s relocation, expense reimbursement and/or other applicable policies. Mr. Moore’s

40	GOGO INC.	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
agreement also provided for reimbursement up to a maximum of $35,000 in aggregate for legal fees in connection with the negotiation and documentation of his employment agreement. Mr. Moore’s agreement also provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs, in accordance with the terms of such arrangements.
Mr. Moore’s employment agreement does not include a specific term and either the Company or Mr. Moore may terminate his employment at any time, with or without cause. If Mr. Moore is terminated without cause or resigns for good reason, or he is terminated due to his death, he will be eligible to receive severance benefits in the form of (i) continued base salary payments for 12 months following termination, (ii) a pro-rated annual bonus award earned based on actual performance, (iii) reimbursement of COBRA premiums for a period of 12 months following termination, and (iv) any earned but unpaid annual bonus for the year prior, as well as the accelerated vesting of certain equity described in “—Treatment of Equity Upon Termination or Change in Control.” The payment of (i) and (ii) above will be contingent on Mr. Moore’s executing a general release of claims against the Company.
We also entered into a retention agreement with Mr. Moore on November 13, 2024, setting forth the terms of his Retention Bonus. The retention agreement provides that if Mr. Moore’s employment is terminated without cause or he resigns for good reason, or upon his death or disability, or upon the consummation of a change in control, any unpaid portion of the retention bonus will be paid in a lump sum within 60 days following such event, subject to Mr. Moore’s execution of a general release of claims.
Mr. Moore is also subject to non-competition and non-solicitation covenants that apply during his employment and for a period of 12 months thereafter.
Zachary Cotner In November 2024, effective as of the Satcom Closing Date, we entered into an employment agreement with Mr. Cotner. The agreement sets Mr. Cotner’s base salary at $465,000 and provides that the salary will be reviewed for increase at least annually. The employment agreement specifies that Mr. Cotner is eligible for an annual bonus with a target of 80% of base salary, to be determined by the Compensation Committee, based upon the achievement of objectives established by the Compensation Committee. Pursuant to the employment agreement, Mr. Cotner was granted his Inducement Awards. Mr. Cotner will also receive equity awards annually, in an amount approved by the Compensation Committee. Each annual equity award will vest in equal annual installments over the four-year period following the date of grant. Mr. Cotner’s employment agreement provided for a one-time reimbursement of relocation fees not to exceed the aggregate amount of $50,000, subject to all the limitations and procedures set forth in the Company’s relocation, expense reimbursement and/or other applicable policies. The agreement also provided for up to six months of temporary housing costs, not to exceed the aggregate amount of $10,000 per month, subject to all the limitations and procedures set forth in the Company’s relocation, expense reimbursement and/or other applicable policies. Mr. Cotner’s agreement also provided for reimbursement up to a maximum of $10,000 in aggregate for legal fees in connection with the negotiation and documentation of his employment agreement. Mr. Cotner’s agreement also provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs, in accordance with the terms of such arrangements.
Mr. Cotner’s employment agreement does not include a specific term and either the Company or Mr. Cotner may terminate his employment at any time, with or without cause. If Mr. Cotner is terminated without cause or resigns for good reason, or he is terminated due to his death, he will be eligible to receive severance benefits in the form of (i) continued base salary payments for 12 months following termination, (ii) a pro-rated annual bonus award earned based on actual performance, (iii) reimbursement of COBRA premiums for a period of 12 months following termination, and (iv) any earned but unpaid annual bonus for the year prior, as well as the accelerated vesting of equity described in “—Treatment of Equity Upon Termination or Change in Control.” The payment of (i) and (ii) above will be contingent on Mr. Cotner’s executing a general release of claims against the Company.
We also entered into a retention agreement with Mr. Cotner on November 27, 2024, setting forth the terms of his Retention Bonus. The retention agreement provides that if Mr. Cotner’s employment is terminated without cause or he resigns for good reason, or upon his death or disability, or upon the consummation of a change in control, any unpaid portion of the retention bonus will be paid in a lump sum within 60 days following such event, subject to Mr. Cotner’s execution of a general release of claims.
Mr. Cotner is also subject to non-competition and non-solicitation covenants that apply during his employment and for a period of 12 months thereafter.

2025 PROXY STATEMENT	GOGO INC.	41

EXECUTIVE COMPENSATION TABLES
Crystal L. Gordon We entered into an employment agreement with Ms. Gordon in November 2022, pursuant to which Ms. Gordon agreed to serve as Executive Vice President, General Counsel and Corporate Secretary. The employment agreement sets Ms. Gordon's annual base salary at $370,000, which will be reviewed at least annually. The employment agreement specified that Ms. Gordon is eligible for an annual bonus with a target of 75% of base salary, with the amount of such bonus to be determined by the Compensation Committee. The employment agreement also provides that Ms. Gordon is eligible to participate in all normal Company benefits, including the Company's 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements. Subject to the approval of the Compensation Committee, Ms. Gordon will also be eligible to participate in the Company's annual equity award program.
Under her employment agreement, Ms. Gordon's employment is for no specific term and either the Company or Ms. Gordon may terminate Ms. Gordon's employment at any time, with or without cause. If Ms. Gordon's employment is terminated without cause, or if Ms. Gordon resigns for good reason, Ms. Gordon will be entitled to (i) continuation of her base salary for 12 months following her termination and (ii) reimbursement for COBRA premiums required to maintain substantially equivalent health insurance coverage for 12 months following her termination. Ms. Gordon would also be entitled to payment of any earned but unpaid salary, reimbursement of any business expenses incurred but not reimbursed through termination, and any earned but unpaid bonus for the calendar year prior to the one in which Ms. Gordon's termination occurred. The payment of (i) and (ii) above will be contingent on Ms. Gordon executing a general release of claims against the Company. Ms. Gordon is subject to non-competition and non-solicitation covenants for one year after leaving the employment of the Company.
Hayden Olson In November 2024, effective as of the Satcom Closing Date, we entered into an employment agreement with Mr. Olson. The agreement sets Mr. Olson’s base salary at $325,000 and provides that the salary will be reviewed for increase at least annually. The employment agreement specifies that Mr. Oson is eligible for an annual bonus with a target of 30% of base salary for achievement of goals and objectives established for the Company under the annual bonus program, plus a target of 30% of base salary for achievement of goals and objectives established for the Company’s military/government business, to be determined by the Compensation Committee, based upon the achievement of objectives established by the Compensation Committee. Pursuant to the employment agreement, Mr. Olson was granted his Inducement Award. Mr. Olson will also receive equity awards annually, in an amount approved by the Board or the Compensation Committee. Each annual equity award will vest in equal annual installments over the four-year period following the date of grant. Mr. Olson’s employment agreement provided for a one-time reimbursement of relocation fees not to exceed the aggregate amount of $50,000 subject to all the limitations and procedures set forth in the Company’s relocation, expense reimbursement and/or other applicable policies, provided he relocates to the Denver metropolitan area by the six-month anniversary of the effective date of his agreement. The agreement also provided for up to six-months of temporary housing costs, not to exceed the aggregate amount of $10,000 per month, subject to all the limitations and procedures set forth in the Company’s relocation, expense reimbursement and/or other applicable policies. Mr. Olson’s agreement also provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs, in accordance with the terms of such arrangements.
Mr. Olson’s employment agreement does not include a specific term and either the Company or Mr. Olson may terminate his employment at any time, with or without cause. If Mr. Olson is terminated without cause or resigns for good reason, or he is terminated due to his death, he will be eligible to receive severance benefits in the form of (i) continued base salary payments for 12 months following termination, (ii) a pro-rated annual bonus award earned based on actual performance, (iii) reimbursement of COBRA premiums for a period of 12 months following termination, and (iv) any earned but unpaid annual bonus for the year prior, in each case, subject to Mr. Olson’s execution of a general release of claims, as well as the accelerated vesting of equity described in “—Treatment of Equity Upon Termination or Change in Control.” The payment of (i) and (ii) above will be contingent on Mr. Olson’s executing a general release of claims against the Company.
Mr. Olson is also subject to non-competition and non-solicitation covenants that apply during his employment and for a period of 12 months thereafter.

42	GOGO INC.	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
We also entered into a retention agreement with Mr. Olson on November 13, 2024, setting forth the terms of his Retention Bonus. The retention agreement provides that if Mr. Olson’s employment is terminated without cause or he resigns for good reason, or upon his death or disability, or upon the consummation of a change in control, any unpaid portion of the retention bonus will be paid in a lump sum within 60 days following such event, subject to Mr. Olson’s execution of a general release of claims.
Oakleigh Thorne
In connection with Mr. Thorne’s appointment as Executive Chair of the Board, on April 15, 2025, the Company and Mr. Thorne entered into a Second Amended and Restated Employment Agreement (the “Second A&R Employment Agreement”). The Second A&R Agreement amends and restates the Employment Agreement dated March 4, 2018, as amended by Amendment No. 1 dated March 25, 2022, and as amended and restated on March 21, 2024.
The term of the Second A&R Employment Agreement began on January 1, 2025 and continues through a date in 2025 to be mutually agreed by the Board and Mr. Thorne (the “First Term Expiration Date” and such period, the “First Term”), and from the First Term Expiration Date to December 31, 2025 (the “Second Term Expiration Date” and such period, the “Second Term”). Mr. Thorne’s employment during the First Term is full-time, and his employment during the Second Term will be part-time. The Second A&R Employment Agreement provides that Mr. Thorne will be paid a base salary at the rate of $700,000 per annum during the First Term and $350,000 per annum during the Second Term. The Second A&R Employment Agreement provides that Mr. Thorne is eligible for an annual bonus for 2025 with a target of 100% of the portion of the First Term base salary paid to Mr. Thorne during the First Term and 100% of the portion of the Second Term base salary paid to Mr. Thorne during the Second Term, with the amount of such bonus to be determined by the Compensation Committee. The actual amount of the bonus will be based on the achievement of objectives established by the Compensation Committee. Pursuant to the Second A&R Employment Agreement, the Company will provide Mr. Thorne with the following additional compensation and benefits: (a) a lump-sum payment of $1,400,000 payable upon the First Term Expiration Date (the “First Term Expiration Payment”), (b) equity awards on terms consistent with the 2023 award and for 2025, with a grant date fair value no less than that of the annual equity awards granted in 2023, and (c) reimbursement of up to $15,000 in legal fees incurred in connection with the negotiation and review of the Second A&R Employment Agreement. In addition, upon the Second Term Expiration Date and subject to Mr. Thorne’s timely execution and non-revocation of a general release of claims against the Company, (a) all outstanding unvested equity-based awards that vest solely on the passage of time and were granted under the Company’s equity plans prior to the Second Term Expiration Date will fully vest, (b) all outstanding unvested equity-based awards that vest based on achievement of performance goals and were granted under the Company’s equity plans prior to the Second Term Expiration Date will remain outstanding and eligible to vest in accordance with their terms so long as Mr. Thorne is on the Board, and (c) all vested stock options to purchase common stock in the Company (after giving effect to (a)) shall remain exercisable through the earlier of (x) the original option term or (y) until the latest of (A) March 31, 2025, (B) the fifth anniversary of grant, or (C) the expiration of the normal post-termination exercise period (generally ninety days post-termination) (the “Second Term Expiration Equity Treatment”). Mr. Thorne is also subject to non-competition and non-solicitation covenants that apply for one year following his separation from service with the Company.
If, prior to the Second Term Expiration Date, Mr. Thorne’s employment is terminated by the Company without cause, his employment terminates due to his death or qualifying disability, or Mr. Thorne resigns for good reason, subject to Mr. Thorne’s execution and non-revocation of a general release of claims against the Company, he will be entitled to (i) the First Term Expiration Payment (to the extent not previously paid), (ii) a pro rata portion of his annual bonus for the fiscal year in which his termination occurs based on actual results for such year (the “Pro Rata Bonus”), (iii) the Second Term Expiration Equity Treatment, and (iv) Accrued Benefits (as defined in the Second A&R Employment Agreement).
In the event Mr. Thorne’s employment with the Company is terminated by the Company without cause or Mr. Thorne resigns for good reason within twenty-four months following a Change in Control (as defined in the Gogo Inc. 2024 Omnibus Stock Incentive Plan), Mr. Thorne will be entitled to (i) a lump sum amount of eighteen months of Mr. Thorne’s then-current base salary and target bonus less the amount of the First Term Expiration Payment if previously paid, (ii) the Pro Rata Bonus, (iii) Accrued Benefits, and (iv) the Second Term Expiration Equity Treatment.
Sergio Aguirre We entered into an employment agreement with Mr. Aguirre in August 2018 (which we amended in March 2022), pursuant to which Mr. Aguirre agreed to serve as President and Chief Operating Officer. The amended

2025 PROXY STATEMENT	GOGO INC.	43

EXECUTIVE COMPENSATION TABLES
employment agreement set Mr. Aguirre’s annual base salary at $400,000 and required that the salary will be reviewed at least annually for increases (but not decreases). The amended employment agreement specified that Mr. Aguirre would be eligible for an annual bonus with a target of 80% of base salary, with the amount of such bonus to be determined by the Compensation Committee. The bonus was based upon the achievement of objectives established by the Compensation Committee. Mr. Aguirre’s employment agreement provided that he was eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical and life and disability insurance plans and programs in accordance with the terms of such arrangements.
In connection with Mr. Aguirre’s retirement effective December 31, 2024, we entered into a separation agreement with him effective such date, which provided him with severance benefits in the form of (i) a severance payment in the amount of $453,200, (ii) reimbursement of COBRA benefits for 18 months, (iii) payment of his 2024 annual bonus payment based on actual performance (if earned), and (iv) accelerated vesting of all his outstanding equity awards. Additionally, his options will remain exercisable in full for 18 months after Mr. Aguirre’s separation date of December 31, 2024. In addition, we entered into a consulting agreement with Mr. Aguirre that provides that he will provide consulting services until June 30, 2025. The payment of Mr. Aguirre’s severance benefits is contingent on the consulting agreement not being terminated for cause, and Mr. Aguirre complying with the confidentiality and certain other provisions of the separation agreement.
Jessica Betjemann We entered into an employment agreement with Ms. Betjemann in March 2023, pursuant to which Ms. Betjemann agreed to serve as Executive Vice President and Chief Financial Officer. The employment agreement set Ms. Betjemann's annual base salary at $400,000, which salary would be reviewed at least annually for increases (but not decreases). The employment agreement specified that Ms. Betjemann was eligible for an annual bonus with a target of 70% of base salary, with the amount of such bonus to be determined by the Compensation Committee. The employment agreement also provided that Ms. Betjemann was eligible to participate in all normal Company benefits, including the Company's 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements. Subject to the approval of the Compensation Committee, Ms. Betjemann would also be eligible to participate in the Company's annual equity award program.
In connection with the management transitions stemming from the Satcom Direct acquisition, we entered into an amendment to Ms. Betjemann’s employment agreement on November 27, 2024, which provides that her employment would automatically terminate as of immediately following the closing of the acquisition, and that she is eligible to receive (i) the continuation of her base salary for 12 months following her termination (plus, because the Satcom Direct acquisition closed before January 1, 2025, an additional three months of base salary payments), (ii) reimbursement for COBRA premiums required to maintain substantially equivalent health insurance coverage for 12 months following her termination, (iii) an annual bonus award earned in respect of calendar year 2024, and (iv) payment of reasonable fees and costs incurred by Ms. Betjemann for outplacement services up to $50,000, and (v) accelerated vesting of her outstanding equity awards, with 50% that vested following effectiveness of a release of claims, and 50% that vested on March 14, 2025, when we filed our 2024 Form 10-K based on Ms. Betjemann’s cooperation and assistance. Additionally, her options will remain exercisable in full for 18 months after Ms. Betjemann’s separation date of December 4, 2024. The payment of the severance benefits was contingent as an initial matter on Ms. Betjemann executing a general release of all claims against the Company, and their continued payment remains contingent on Ms. Betjemann complying with non-competition and non-solicitation covenants for one year after leaving the employment of the Company.
Treatment of Equity upon Termination or Change in Control
With respect to the Inducement Awards made to each of Messrs. Moore, Cotner and Olson, in the event of a termination of employment without cause, a resignation for Good Reason, or due to death, 100% of the time-based portion of the Inducement Award will become fully-vested and any unvested portion of the PSUs will be forfeited. If the termination is due to disability, then the vesting of the next tranche of the time-based portion of the Inducement Awards will be accelerated and the PSUs will continue to be eligible to vest for 90 days following such termination. If the termination is due to retirement, then a pro-rated portion of the time-based portion of the Inducement Award will be accelerated based on the number of days actually employed during the vesting period, and the PSUs will continue to be eligible to vest for 90 days following such termination. In the event of a change in control, if the Inducement Award is not honored or assumed by the surviving company, then all of the time-based portion of the Inducement Awards will accelerate and become vested, and the PSUs will vest only if the Change in Control Price is achieved. If the Inducement Awards are honored or assumed by the

44	GOGO INC.	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
acquiror in connection with such change in control, then 25% of the Inducement Award that would otherwise vest as a result of such change in control, will instead vest upon the earlier of (A) the first anniversary of such change in control, or (B) a subsequent termination without cause, for good reason, or due to death or disability.
With respect to equity awards other than the Inducement Awards, as it applies to all NEOs other than Mr. Thorne, if a NEO’s service relationship with us terminates for any reason other than death or disability, except as provided below, all unvested options, shares of restricted stock and unvested RSUs will immediately be forfeited. If a NEO's service relationship with us terminates in the event of death, disability, or retirement, options, RSUs and the shares of restricted stock granted to the NEOs are deemed vested to the extent of the full number or (in the case of retirement for an RSU granted after March 31, 2023), a prorated portion of the shares that would have vested had the NEO’s employment continued until the next vesting date. For the treatment of unvested options, shares of restricted stock and RSUs granted to the NEOs other than Mr. Thorne in event of a termination by the Company without cause, due to a resignation for good reason, whether or not in connection with a change in control, see “—Change in Control Agreements.” In the event that a change in control occurs, the acquiring or surviving entity in the transaction may assume or substitute similar awards for the outstanding options, restricted stock and RSUs, in which case the vesting of the options, restricted stock and RSUs is not accelerated. In such case, all of the options, restricted stock and RSUs will become immediately vested and exercisable if a NEO’s service relationship with us terminates without cause or due to death or disability after the change in control. If the acquiring or surviving entity does not assume or substitute similar awards for outstanding awards or our common stock is exchanged solely for cash in such change in control transaction, the vesting of options, restricted stock and RSUs will generally accelerate in full in connection with the change in control.
For information on the treatment of Mr. Thorne’s equity upon termination or change in control, see “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table–Employment and Other Agreements—Oakleigh Thorne.”
Change in Control Agreements
Under the change in control agreements, each of Messrs. Moore, Cotner and Olson and Ms. Gordon is entitled to receive severance benefits in an amount equal to the sum of (i) 18 months of base salary, plus (ii) 1.5x his or her applicable target bonus for the year of termination, payable in a single lump sum, as well as reimbursement of COBRA premiums for a period of up to 18 months post-termination payable by the NEO in an amount sufficient for the NEO to maintain substantially equivalent health insurance coverage, in each case if (a) the NEO is terminated by the Company without cause or the NEO resigns with good reason within two years following a change in control, or (b) if the Company enters into an agreement with a third party contemplating a change in control of the Company, and prior to such change in control, the NEO is terminated by the Company without cause or the NEO resigns with good reason, and the NEO demonstrates that such termination was at the request of the third party or otherwise occurred in connection with the change in control of the Company. Additionally, any unvested time vesting awards would immediately become vested upon termination. The change in control agreements also provide that any unvested performance vesting awards (of which there currently are none) will remain outstanding until the applicable normal performance vesting date (or 90 days after such date if the award is a stock option) and will vest or be forfeited based on the satisfaction of the applicable performance goals to the extent that the NEO’s employment would have continued through the applicable normal performance vesting date (with service-based vesting applicable to such performance-vesting awards accelerated in full as of the date of termination). Notwithstanding the foregoing, the change in control agreements for Messrs. Moore, Olson and Cotner provide that their Inducement Awards are not subject to the foregoing accelerated vesting and instead vest subject to the terms of such awards, as described above in “—Treatment of Equity upon Termination or Change in Control.”
For information on Mr. Thorne’s benefits in the event of a change of control, see “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table–Employment and Other Agreements—Oakleigh Thorne.”

2025 PROXY STATEMENT	GOGO INC.	45

EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at 2024 Fiscal Year-End
The following table summarizes the outstanding equity awards held by each of our NEOs as of December 31, 2024:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[4]
Christopher Moore	—	—	—	—	—	—	—	1,000,000	8,090,000
	—	—	—	—	—	1,000,000	8,090,000	—	—
Zachary Cotner	—	—	—	—	—	—	—	50,000	404,500
	—	—	—	—	—	50,000	404,500	—	—
Sergio Aguirre	27,944[5,7]	—	—	3.58	6/30/2026	—	—	—	—
	80,750[5,7]	—	—	4.57	6/30/2026	—	—	—	—
	53,000[5,7]	—	—	2.14	6/30/2026	—	—	—	—
	52,946[6,7]	—	—	2.61	6/30/2026	—	—	—	—
Crystal Gordon	—	—	—	—	—	106,979	865,460	—	—
Hayden Olson	—	—	—	—	—	25,000	202,250	—	—
Oakleigh Thorne	2,261[8]	—	—	19.06	3/31/2025	—	—	—	—
	2,037[8]	—	—	21.43	6/30/2025	—	—	—	—
	4,092[8]	—	—	15.28	9/30/2025	—	—	—	—
	3,414[8]	—	—	17.80	12/31/2025	—	—	—	—
	5,682[8]	—	—	11.01	3/31/2026	—	—	—	—
	7,616[8]	—	—	8.39	6/30/2026	—	—	—	—
	3,892[8]	—	—	11.04	9/30/2026	—	—	—	—
	4,517[8]	—	—	9.22	12/30/2026	—	—	—	—
	3,687[8]	—	—	11.00	3/31/2027	—	—	—	—
	3,497[8]	—	—	11.53	6/30/2027	—	—	—	—
	3,390[8]	—	—	11.81	9/29/2027	—	—	—	—
	3,477[8]	—	—	11.28	12/29/207	—	—	—	—
	3,013[8]	—	—	8.63	3/30/2028	—	—	—	—
	125,000[5]	—	—	2.14	3/17/2030	—	—	—	—
	625,591[6]	—	—	2.61	6/12/2030	—	—	—	—
	—	—	—	—	—	427,587	3,459,179	—	—
Jessica Betjemann	19,000[5,9]	—	—	2.14	6/4/2026	—	—	—	—
	30,776[6,9]	—	—	2.61	6/4/2026	—	—	—	—
	—	—	—	—	—	55,097	445,735	—	—

(1)	Represents RSUs reflecting the following historical grants, each vesting as follows subject to continued employment through each vesting date:
•
Mr. Moore: 1,000,000 RSUs granted on December 3, 2024 as part of the Inducement Awards, vesting in equal annual installments, subject to continued employment, over five years starting on the first anniversary of the grant date of December 3, 2024.

46	GOGO INC.	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
•
Mr. Cotner: 50,000 RSUs granted on December 3, 2024 as part of the Inducement Awards, vesting in equal annual installments, subject to continued employment, over five years starting on the first anniversary of the grant date of December 3, 2024.

•
Ms. Gordon: 70,970 RSUs granted on April 1, 2024, vesting in equal annual installments over four years starting on the first anniversary of the grant date; 42,347 RSUs granted on March 3, 2023, vesting in equal annual installments over four years starting on the first anniversary of the grant date; and 12,747 RSUs granted on November 30, 2022, vesting in equal annual installments over three years starting on the first anniversary of the grant date.

•
Mr. Olson: 25,000 RSUs granted on December 3, 2024 as part of the Inducement Awards, vesting in equal annual installments, subject to continued employment, over five years starting on the first anniversary of the grant date of December 3, 2024.

•
Mr. Thorne: 226,190 RSUs granted on April 1, 2024, vesting in equal annual installments over four years starting on the first anniversary of the grant date; 151,240 RSUs granted on March 3, 2023, vesting in equal annual installments over four years starting on the first anniversary of the grant date; 89,900 RSUs granted on March 24, 2022, vesting in equal annual installments over four years starting on the first anniversary of the grant date; and 172,069 RSUs granted on March 29, 2021, vesting in equal annual installments over four years starting on the first anniversary of the grant date.

Additionally, for Ms. Betjemann, represents 55,097 RSUs, which vested on March 14, 2025 (the date our 2024 Form 10-K was filed), pursuant to the terms of her separation.
(2)	The amounts in this column are based on the price of $8.09 per share, the closing market price for our common stock on December 31, 2024 (the last trading day of the year).
(3)
Represents PSUs granted on December 3, 2024 as part of the Inducement Awards. For more information on their vesting terms, see “Compensation Discussion and Analysis—Elements of Compensation for 2024—Satcom Executive Officer Sign-on Awards—Inducement Equity Awards.”

(4)
In accordance with SEC rules and based on the achievement of the performance conditions as of December 31, 2024, this table shows the number of shares underlying the outstanding PSU award assuming a payout at the target level.

(5)	These options vested 25% on the first anniversary of the grant date and an additional 25% on each of the three following anniversaries of such date.
(6)	These options vested 100% on December 31, 2022.
(7)	Pursuant to the terms of Mr. Aguirre’s separation, these options remain exercisable in full for 18 months after Mr. Aguirre’s separation date of December 31, 2024.
(8)	These options were granted for Mr. Thorne’s services as a non-employee director and were fully vested on the grant date.
(9)	Pursuant to the terms of Ms. Betjemann’s separation, these options remain exercisable in full for 18 months after Ms. Betjemann’s separation date of December 4, 2024.
Option Exercises and Stock Vested Table
The table below provides information on the stock options that were exercised by and stock awards that vested for our NEOs in 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Christopher Moore	—	—	—	—
Zachary Cotner	—	—	—	—
Sergio Aguirre	—	—	237,427	1,948,149
Crystal Gordon	—	—	14,836	117,335
Hayden Olson	—	—	—	—
Oakleigh Thorne	—	—	122,052	1,051,521
Jessica Betjemann	—	—	82,965	651,356

(1)	The value realized on vesting represents the number of shares multiplied by the market value of our Common Stock at the time the applicable share vested.

2025 PROXY STATEMENT	GOGO INC.	47

EXECUTIVE COMPENSATION TABLES
Nonqualified Deferred Compensation Table
The table below provides information on the nonqualified deferred compensation benefits of each of our NEOs in 2024.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)[1]
Christopher Moore	—	—	—	—	—
Zachary Cotner	—	—	—	—	—
Sergio Aguirre	—	—	—	—	—
Crystal Gordon	—	—	—	—	—
Hayden Olson	—	—	—	—	—
Oakleigh Thorne[2]	—	—	(82,866)	—	328,523
Jessica Betjemann	—	—	—	—	—

(1)
The deferred share units included in this amount were received in fiscal years 2013, 2014, 2015, 2016, 2017 and 2018. The amount in respect of deferred share units received prior to 2018 were not reported as compensation in the “Summary Compensation Table” to Mr. Thorne in previous years because he was not a NEO at the time. However, such compensation was reported in the “Director Compensation” section when Mr. Thorne served as a nonemployee director.

(2)
Deferred amounts represent the value of deferred share units granted under our 2013 Omnibus Plan and our 2016 Omnibus Plan for the period of time Mr. Thorne served as a nonemployee director prior to his appointment as President and Chief Executive Officer in March 2018. See “Director Compensation” for a discussion on the compensation our directors receive for their service on the board.

Potential Payments upon Termination or Change of Control
The following table describes the payments and benefits that our NEOs would have been entitled to receive upon a hypothetical termination of employment or change in control as of December 31, 2024, except for Mr. Aguirre (who retired effective December 31, 2024) and Ms. Betjemann (who resigned shortly after the completion of the acquisition of Satcom Direct on December 4, 2024), for whom we show only the payments they actually received under their employment agreements as permitted by SEC rules, which were as follows: for Mr. Aguirre, $453,200 in severance, $22,430.64 in benefits, and $994,811 in the value of accelerated RSUs; and for Ms. Betjemann, $515,000 in severance, and $897,012 in the value of accelerated RSUs. Ms. Betjemann did not utilize Company benefits and therefore was not entitled to receive COBRA benefits. For Mr. Aguirre and Ms. Betjemann, the amounts shown in the Summary Compensation Table in respect of these severance payments are only the portions received and accrued in 2024, other than the values of their accelerated RSUs, which, based on SEC guidance, are shown in full as new grants made in 2024.
For more details on the potential payments to our NEOs upon a termination or change in control, which are governed by their employment agreements and various other agreements with us, see “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Other Agreements.” Additionally, as SEC rules require us to show potential payments upon a termination or change in control as of December 31, 2024, the below table shows payments under Mr. Thorne’s prior employment agreement, rather than under his Second A&R Employment Agreement, which was entered into on April 15, 2025.

48	GOGO INC.	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

Severance	Death or Disability ($)[1]	Involuntary Termination without Cause ($)[1]	Termination for Good Reason ($)[1]	Involuntary Termination without Cause or Termination for Good Reason within 2 Years Following or, in certain circumstances, prior to Change in Control ($)[2]
Christopher Moore	5,700,000	5,769,863	5,700,000	6,550,000
Zachary Cotner	2,170,333	2,208,552	2,170,333	2,588,833
Crystal Gordon	n/a	789,919	754,484	1,131,726
Hayden Olson	1,520,000	1,546,712	1,520,000	1,780,000
Oakleigh Thorne	57,534 [3]	1,457,534	1,400,000	1,807,534
Benefits[4]
Christopher Moore	33,486	33,486	33,486	50,230
Zachary Cotner	32,901	32,901	32,901	49,352
Crystal Gordon		43,094	43,094	64,642
Hayden Olson	33,601	33,601	33,601	50,401
Oakleigh Thorne	—	—	—	—
Value of Accelerated RSUs and PSUs[5]
Christopher Moore	8,090,000	8,090,000	8,090,000	16,180,000
Zachary Cotner	404,500	404,500	404,500	809,000
Crystal Gordon	263,564	—	—	865,460
Hayden Olson	202,250	202,250	202,250	202,250
Oakleigh Thorne	1,293,187	3,459,179	3,459,179	3,459,179
Total
Christopher Moore	13,823,486	13,893,349	13,823,486	22,780,230
Zachary Cotner	2,607,734	2,645,953	2,607,734	3,447,185
Crystal Gordon	263,564	833,013	797,578	2,061,828
Hayden Olson	1,755,851	1,782,563	1,755,851	2,032,651
Oakleigh Thorne	1,350,721	4,916,713	4,859,179	5,266,713

(1)	Mr. Thorne is entitled to 30 days' pay in lieu of notice on a termination for disability.
(2)
In respect of “severance,” includes 30 days' pay in lieu of notice (upon an involuntary termination without cause only), continuation (payable in a lump sum for Mr. Thorne) of NEO's salary for a period of 12 months, a pro-rated annual bonus payment, and, for Mr. Thorne, target bonus for the year of termination (in the case of Mr. Thorne, such amounts payable in a lump sum). In the case of Mr. Thorne only, includes a failure to renew his employment agreement or his resignation following the term. In the case of Messrs. Moore, Cotner, and Olson, this also includes payment of the unpaid portion of their retention bonuses. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table” for a discussion of the terms of the employment agreements.

(3)
In respect of “severance,” includes for all NEO's a lump sum cash payment equal to 18 months' base salary and 1.5x such NEO's target bonus for the year of termination (1.0x in the case of Mr. Thorne), and for Mr. Thorne only, one month's payment in lieu of notice (upon an involuntary termination without cause only). In the case of Mr. Thorne only, also includes a failure to renew the NEO's employment agreement upon its expiration or his resignation following the term.

2025 PROXY STATEMENT	GOGO INC.	49

EXECUTIVE COMPENSATION TABLES
(4)
For each NEO, the amounts include the cost of COBRA premiums to maintain health insurance coverage that is substantially equivalent to that which the NEO received immediately prior to termination and assumes that the NEO elects COBRA coverage for the full period or which he or she is entitled to payment or reimbursement. In the case of Mr. Thorne only, includes a failure to renew the NEO's employment agreement upon its expiration. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table” for a discussion of the terms of those agreements.

(5)
The value of vesting of time-based vesting RSUs is calculated by multiplying the number of unvested RSUs that would accelerate by $8.09, which was the closing price of our common stock on Nasdaq on December 31, 2024. In the case of Mr. Thorne only, includes a failure to renew the NEO's employment agreement upon its expiration. In the case of Messrs. Moore, Olson, and Cotner, upon a termination without cause or for good reason, 100% of the time-based portion of their Inducement Awards will accelerate, and the performance-based portion of the Inducement Awards for Messrs. Moore and Cotner will be forfeited. In the case of Messrs. Moore, Olson, and Cotner, upon a termination due to disability, the next tranche of the time-based portion of the Inducement Award will be accelerated, and upon a termination due to retirement, a pro-rated portion of the Inducement Award will be accelerated. In the case of Messrs. Moore and Cotner, upon a termination due to disability or retirement, the performance-based portion of their Inducement Awards will remain eligible to vest for 90 days following such a termination; however, since the vesting of such awards is unable to be determined, we did not include any value for such vesting. In the case of Messrs. Moore, Olson and Cotner, in the event of a change in control, if the Inducement Awards are not honored or assumed by the surviving company, then all of the time-based portion of their Inducement Awards will accelerate and become vested, and the performance-based portion of the Inducement Awards of Messrs. Moore and Cotner will vest only if the “Change in Control Price” is achieved. If the Inducement Awards are honored or assumed by the surviving company in connection with such change in control, then 25% of the Inducement Award that would otherwise vest as a result of such change in control will instead vest upon the earlier of (A) the first anniversary of such change in control, or (B) a subsequent termination without cause, for good reason, or due to death or disability. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Treatment of Equity upon Termination or Change in Control” above for a description of the circumstances that would trigger accelerated vesting upon a change in control.

50	GOGO INC.	2025 PROXY STATEMENT

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer:
We identified our median employee based on our total employee population as of the last payroll date in December 2024, using total cash compensation (salary, wages, overtime and bonus), which we determined reasonably reflects the annual compensation of our employees and consistently applies to all our employees. This population included full- and part-time employees. We excluded the non-U.S. employees, because this population represents less than 5% of Gogo’s total employee workforce prior to the acquisition of Satcom Direct. Additionally, due to administrative complexities associated with the integration of Satcom Direct, we excluded 352 employees acquired in connection with the acquisition of Satcom Direct from both the total employee population and the determination of whether there was a material change in the employee population or compensation arrangement that would result in a significant change to our pay ratio disclosure. We did not make any cost-of-living adjustments in identifying the median employee.
The calculation of total compensation of the Chief Executive Officer and the median employee was determined in the same manner as the “Total” shown for our Chief Executive Officer in “Executive Compensation Tables—Summary Compensation Table.”
For the year ended December 31, 2024, the median of the annual total compensation of all employees of the Company other than the Chief Executive Officer was $128,408. For the same year, the annual total compensation of our former CEO Mr. Thorne, who served for more than 11 months during fiscal 2024, was $3,283,686 as reported in the “Total” column of “Executive Compensation Tables – Summary Compensation Table.” Based on this information, for 2024, the reasonable estimated ratio of his compensation to the median of the annual total compensation of all other employees of the Company was approximately 26:1. By contrast, and as required by SEC rules, the combined annual total compensation of each of our former CEO, Mr. Thorne, and our current CEO, Mr. Moore was $21,358,713. Based on this information, for 2024, the reasonable estimated ratio of the combined annual total compensation of both our CEOs to the median of the annual total compensation was approximately 166:1.This ratio is significantly higher compared to our historical ratios due to the Inducement Awards granted to Mr. Moore in connection with his joining the Company as CEO as part of the Satcom Direct acquisition.
The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The applicable rules provide issuers with certain flexibility in determining the methodology and related assumptions in identifying their median employee and calculating the ratio. As a result, the pay ratio we have disclosed in this proxy statement may not be comparable to pay ratios disclosure by other companies.

2025 PROXY STATEMENT	GOGO INC.	51

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between (i) compensation “actually paid” (as computed in accordance with SEC rules) to our named executive officers and (ii) certain aspects of financial performance of the Company. The Compensation Committee does not in practice use “compensation actually paid” as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, see “Compensation Discussion and Analysis.” The below disclosure is provided only to comply with applicable SEC rules.
Pay versus Performance Table

Year	Summary Compensation Table Total for PEO 1 ($)(1)	Compensation Actually Paid to PEO 1 ($)(3)	Summary Compensation Table Total for PEO 2 ($)(1)	Compensation Actually Paid to PEO 2 ($)(3)	Average Summary Compensation Table Total for non-PEO NEOs ($)(2)	Average Compensation Actually Paid to non-PEO NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment Based On ($)(4)		Net Income (in thousands, $)	Free Cash Flow (in thousands, $)(5)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2024	3,283,686	1,392,978	18,075,027	18,063,027	1,816,043	1,182,569	126.41	149.37	13,746	$41,942
2023	3,554,176	2,886,305	—	—	1,656,236	1,415,337	158.28	137.42	145,678	$82,687
2022	3,240,010	4,727,482	—	—	1,307,227	1,689,362	230.63	118.41	92,059	$57,783
2021	3,345,530	7,894,819	—	—	1,387,517	2,985,854	211.41	141.13	152,735	$49,408
2020	3,139,347	8,427,896	—	—	1,570,336	3,592,844	150.47	111.29	(250,036)	($4,477)

(1)
Our Principal Executive Officer (“PEO”) for each of the years reported was as follows: for 2024, Oakleigh Thorne (“PEO 1”), as succeeded during 2024 by Chris Moore (“PEO 2”); and for 2023, 2022, 2021 and 2020, Oakleigh Thorne.

(2)
Our non-PEO named executive officers (“NEOs”) for each of the years reported were as follows: for 2024, Sergio Aguirre, Jessica Betjemann, Crystal Gordon, Zachary Cotner, and Hayden Olson; for 2023, Sergio Aguirre, Jessica Betjemann, Crystal Gordon, Karen Jackson and Barry Rowan; for 2022, Barry Rowan, Sergio Aguirre, Marguerite M. Elias, Karen Jackson and Jessica Betjemann; for 2021, Barry Rowan, Sergio Aguirre, Marguerite M. Elias and Karen Jackson; and for 2020, Barry Rowan, Marguerite M. Elias, Sergio Aguirre, Karen Jackson, John Wade and Jonathan B. Cobin.

(3)
Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The table below sets forth each adjustment made during each year presented in the table to calculate the compensation “actually paid” to our NEOs during each year in the table. In this table, the unvested equity values are computed in accordance with the methodology also used for financial reporting purposes.

(4)
Peer Group total shareholder return (“TSR”) reflects the peer group of the S&P 600 SmallCap, as used for purposes of Item 201(e)(ii) of Regulation S-K in our latest 2024 Form 10-K. With respect to both the Company’s cumulative TSR and peer group cumulative TSR, each year reflects what the cumulative value of $100 would be as of the end of the applicable fiscal year, including the reinvestment of dividends, if such amount were first invested on December 31, 2019.

(5)
We chose free cash flow as our Company-selected measure because it is a key measurement of Company performance. Free cash flow represents net cash provided by operating activities, plus the proceeds from the FCC Reimbursement Program and the interest rate caps, less purchases of property and equipment and the acquisition of intangible assets and cash paid to purchase our interest rate caps. We believe that free cash flow provides meaningful information regarding our liquidity.

52	GOGO INC.	2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE

	2024			2023		2022		2021		2020
	PEO 1 ($)	PEO 2 ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)
Total Compensation as reported on Summary Compensation Table	3,283,686	18,075,027	1,816,043	3,554,176	1,656,236	3,240,010	1,307,227	3,345,530	1,387,517	3,139,347	1,570,336
Deduction for fair value of equity reported in Summary Compensation Table	(1,899,996)	(16,010,000)	(947,954)	(2,499,998)	(573,998)	(1,700,009)	(608,997)	(1,595,080)	(579,500)	(826,662)	(374,223)
Fair value of equity compensation granted in current year and unvested at year-end – value at year-end	1,829,877	15,998,000	363,487	—	171,590	1,326,924	475,124	2,328,094	845,808	8,011,563	2,414,669
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in a prior fiscal year that were unvested at end of current fiscal year	(1,000,759)	—	(25,010)	—	(45,830)	263,488	112,261	3,644,943	1,181,495	80,667	247,226
Fair value of equity compensation granted in current year that vested during current year	—	—	182,865	1,832,148	213,333	—	—	—	—	—	194,112
Change in fair value from end of prior fiscal year to vesting date for awards made in a prior fiscal year that vested during current fiscal year	(819,829)	—	(206,862)	(21)	(5,994)	1,597,069	403,747	171,332	150,535	(284,077)	(241,707)
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—	—	—	—	—	—	—	(1,692,942)	(217,569)
Compensation actually paid	1,392,978	18,063,027	1,182,569	2,886,305	1,415,337	4,727,482	1,689,362	7,894,819	2,985,854	8,427,896	3,592,844

Relationship between Compensation Actually Paid and Certain
Financial Measures
The following graphs address, for the fiscal years covered by the Pay versus Performance Table, the relationship between compensation actually paid as disclosed in such table and the Company’s:
•	cumulative TSR and peer group cumulative TSR;
•	net income; and
•	free cash flow.

2025 PROXY STATEMENT	GOGO INC.	53

PAY VERSUS PERFORMANCE

54	GOGO INC.	2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE
Financial Performance Measure
As described in detail in the “Compensation Discussion and Analysis,” the Company’s executive compensation program consists of several compensation elements reflecting the Company’s pay-for-performance philosophy, including equity compensation, which is directly tied to the returns experienced by our stockholders. Please see “Compensation Discussion & Analysis” for a further description of these performance metrics (including, in the case of Adjusted EBITDA, how it is calculated) and how they are used in our executive compensation program. For 2024, we believe the most important financial performance measures used to link NEO compensation to Company performance are as follows:
•	Free cash flow;
•	Revenue; and
•	Adjusted EBITDA.

2025 PROXY STATEMENT	GOGO INC.	55

Director Compensation
Our non-employee directors, other than the Executive Chair, receive an annual board retainer of $240,000, consisting of $50,000 in cash and $190,000 in equity paid in equal quarterly installments, which are all deferred share units granted under our 2016 Omnibus Incentive Plan and the 2024 Omnibus Equity Incentive Plan. Prior to the second quarter of fiscal year 2021, our directors also received a portion of their equity in stock options. The chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each receive additional annual cash compensation of $20,000, $15,000 and $10,000, respectively, and our lead independent director receives additional annual cash compensation of $15,000. Cash payments are paid on or shortly after the end of the quarter and equity grants are made on the last business day of the quarter. Directors may elect to receive all or a portion of the cash portion of their annual retainer and any additional payments for service as a chair or lead independent director in the form of deferred share units granted previously under our 2016 Omnibus Incentive Plan, and currently under our 2024 Omnibus Equity Incentive Plan. The directors are required to retain shares received upon settlement of deferred share units, and, to the extent exercised, stock options (on an after-tax net basis) until the earlier of one year following termination of board service or a change in control of the Company. This retention policy applies only to stock options and deferred share units granted on and after September 30, 2015. Our directors do not receive additional fees for attending Board or committee meetings.
The following table provides summary information concerning compensation paid or accrued by us to or on behalf of nonemployee directors for services rendered to us during 2024.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1,2]	Total ($)
Michael Abad-Santos	50,000	189,986	239,986
Mark Anderson	50,000	189,985	239,985
Robert L. Crandall	50,000	189,985	239,985
Hugh W. Jones	65,000	189,986	254,986
Monte M. Koch[3]	22,774	86,534	109,308
Michele Coleman Mayes	60,000	189,979	249,979
Christopher D. Payne	50,000	189,985	239,985
Charles C. Townsend	50,000	189,985	239,985
Harris N. Williams	70,000	189,986	259,986

(1)
Messrs. Crandall, Payne, Townsend and Anderson elected to defer the cash portion of their annual retainer. Ms. Mayes elected to defer a portion of her annual retainer. The number of deferred share units they received and the grant date fair value of the deferred share units are included in the table below, together with the regular equity portion of their annual retainers.

(2)
The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 14, “Stock-Based Compensation and 401(k) Plan,” to the Consolidated Financial Statements included in our 2024 Form 10-K, which is incorporated by reference herein, for a discussion of the relevant assumptions used in calculating these amounts. The following table sets forth, by grant date, the grant date fair value of each award with respect to service as a director in 2024.

(3)	Mr. Koch joined the Board effective July 17, 2024, and his compensation was prorated accordingly.

56	GOGO INC.	2025 PROXY STATEMENT

DIRECTOR COMPENSATION

Name	Grant Date	Number of Deferred Share Units (#)	Grant Date Fair Value of Deferred Share Units ($)
Michael Abad Santos	3/31/2024	5,410	47,500
	6/30/2024	4,937	47,496
	9/30/2024	6,615	47,494
	12/31/2024	5,871	47,496
Mark Anderson	3/31/2024	6,833	59,994
	6/30/2024	6,237	59,996
	9/30/2024	8,356	60,000
	12/31/2024	7,416	59,995
Robert L. Crandall	3/31/2024	6,833	59,994
	6/30/2024	6,237	59,996
	9/30/2024	8,356	60,000
	12/31/2024	7,416	59,995
Hugh W. Jones	3/31/2024	5,410	47,500
	6/30/2024	4,937	47,496
	9/30/2024	6,615	47,494
	12/31/2024	5,871	47,496
Monte M. Koch	3/31/2024	—	—
	6/30/2024	—	—
	9/30/2024	5,437	39,038
	12/31/2024	5,871	47,496
Michele Coleman Mayes	3/31/2024	5,694	49,993
	6/30/2024	5,197	49,994
	9/30/2024	6,963	49,995
	12/31/2024	6,180	49,996
Christopher D. Payne	3/31/2024	6,833	59,994
	6/30/2024	6,237	59,996
	9/30/2024	8,356	60,000
	12/31/2024	7,416	59,995
Charles C. Townsend	3/31/2024	6,833	59,994
	6/30/2024	6,237	59,996
	9/30/2024	8,356	60,000
	12/31/2024	7,416	59,995
Harris N. Williams	3/31/2024	5,410	47,500
	6/30/2024	4,937	47,496
	9/30/2024	6,615	47,494
	12/31/2024	5,871	47,496

2025 PROXY STATEMENT	GOGO INC.	57

DIRECTOR COMPENSATION
The following table shows the aggregate number of deferred share units and options held by our directors as of December 31, 2024.

Name	Number of Deferred Share Units	Number of Stock Options
Michael Abad-Santos	33,492	—
Mark Anderson	73,799	—
Robert L. Crandall	193,765	150,454
Hugh W. Jones	132,681	117,382
Monte M. Koch	11,308	—
Michele Coleman Mayes	177,003	123,660
Christopher D. Payne	176,564	150,454
Charles C. Townsend	191,021	150,454
Harris N. Williams	144,162	144,176

58	GOGO INC.	2025 PROXY STATEMENT

Audit Matters
Audit Committee Report
The Audit Committee of our Board is responsible for, among other things, reviewing with Deloitte & Touche LLP, our independent registered public accounting firm, the scope and results of their audit engagement. In 2024, the Audit Committee was composed of Harris Williams (Chair), Michael Abad-Santos, Hugh Jones and Michele Mayes.
In connection with the 2024 audit, the Audit Committee:
•	Reviewed and discussed with management the Company’s audited financial statements;
•	Discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board; and
•	Received from and discussed with Deloitte & Touche LLP the communications from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board regarding their independence.
Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the Board that the audited financial statements and management’s report on internal controls over financial reporting be included in our Annual Report on Form10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission.
The Audit Committee has adopted a charter and a process for pre-approving services to be provided by Deloitte & Touche LLP.
The members of the Audit Committee have been determined to be independent in accordance with the requirements of Section 5605(c) of the Nasdaq Stock Market listing standards and the requirements of Section 10A(m)(3) of the Exchange Act.
The Audit Committee:
Harris N. Williams (Chair)
Michael Abad-Santos
Hugh W. Jones
Michele Coleman Mayes

2025 PROXY STATEMENT	GOGO INC.	59

AUDIT MATTERS
Pre-approval of Independent Auditor Services
The Audit Committee pre-approves all audit, audit-related, tax, and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service has previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the fees for any pre-approved category of service exceed the fee thresholds established by the Audit Committee. The Audit Committee may delegate to Mr. Harris Williams or any other independent chair of the Audit Committee pre-approval authority with respect to permitted services, provided that the chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All fees described below were pre-approved by the Audit Committee.
Independent Registered Public Accounting Firm Fees
The following table presents the Company’s fees for services performed by its independent registered public accounting firm, Deloitte & Touche LLP, and its affiliates, for the years ended December 31, 2024 and 2023.

	2024	2023
Audit fees[1]	$3,897,644	$1,832,196
Audit-related fees[2]	90,000	5,685
Tax fees	0	0
All other fees[3]	75,685	0
Total	$4,063,329	$1,837,881

(1)
Audit fees principally include fees for services related to the audit of the Company’s financial statements and review of the Company’s quarterly financial information. The increase in 2024 was attributable primarily to our acquisition of Satcom Direct.

(2)	Audit-related fees for 2024 consist of fees for a system and organization controls 2 (“SOC 2”) examination.
(3)	All other fees for 2024 include subscription fees to an online accounting research tool and fees for internal control-related advisory services related to a SOC 2 report.

60	GOGO INC.	2025 PROXY STATEMENT

PROPOSAL 1:
Election of Directors
The Board has nominated the two persons named below for election as directors at the Annual Meeting to serve until the 2028 annual meeting or until their respective successors are duly elected and qualified. Each of the nominees for director is currently serving on the Board. Directors are elected by a plurality. Therefore, the two nominees who receive the highest number of “FOR” votes will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If any nominee for any reason is unable to serve or will not serve, proxies will be voted for such substitute nominee as the proxy holders may determine. If any nominee is unable to serve as a director, the Board by resolution may reduce the number of directors or choose a substitute nominee. The Company is not aware of any nominee who will be unable to or will not serve as a director.
Nominees for Director

Michael Abad-Santos Age: 52 Director Since: 2023 Independent: Yes	Mark Anderson Age: 49 Director Since: 2021 Independent: Yes

For biographical information about the nominees for director, including information about their qualifications to serve as a director, see “Our Board of Directors and Corporate Governance—Class III Nominees.”

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
ELECTION TO THE BOARD OF EACH OF THE TWO NOMINEES FOR CLASS III DIRECTOR.

2025 PROXY STATEMENT	GOGO INC.	61

PROPOSAL 2:
Advisory Vote to Approve Executive Compensation
In accordance with Section 14A of the Exchange Act, the Company’s stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers. This non-binding advisory vote, commonly known as a “Say on Pay” vote, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.
As described in the “Compensation Discussion and Analysis” section of this proxy statement (the “CD&A”), the goal of our executive compensation programs has been and continues to be to support the successful recruitment, development and retention of executive talent through a pay-for-performance culture, so that we can achieve our business objectives and optimize our long-term financial returns. In furtherance of those goals, our Compensation Committee has developed compensation programs intended to provide competitive base compensation and reward performance that meet or exceed the targets established by the Compensation Committee, with the objective of increasing long-term stockholder value and supporting the shorter-term business goals critical to that increase.
For these reasons, our Board is asking stockholders to vote “For” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby APPROVED.”
As you consider this Proposal 2, please note that it relates to the compensation of our named executive officers specifically as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation Tables.”
As an advisory vote, this Proposal 2 is not binding on our Board or the Compensation Committee. However, our Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.
The proposal to approve, on an advisory basis, the compensation of our named executive officers requires for its approval the affirmative vote of a majority of the votes entitled to vote on the subject matter of the proposal by holders of common stock who are present in person or by proxy. Any abstention will have the effect of a vote against the proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

62	GOGO INC.	2025 PROXY STATEMENT

PROPOSAL 3:
Ratification of Appointment of Accountants
The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditor to perform an integrated audit of the Company for the fiscal year ending December 31, 2025. Deloitte & Touche LLP has served as our independent auditor since 2007.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of Deloitte & Touche LLP, the Audit Committee will reconsider whether to hire the firm and may retain Deloitte & Touche LLP or hire another firm without resubmitting the matter to stockholders for approval. The Audit Committee retains the discretion at any time to appoint a different independent auditor.
Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and available to respond to appropriate questions and will have the opportunity to make a statement if they desire.
The proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for fiscal year 2025 requires for its approval the affirmative vote of a majority of the votes entitled to vote on the subject matter of the proposal by holders of common stock who are present in person or by proxy. Any abstention will have the effect of a vote against the proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR 2025.

2025 PROXY STATEMENT	GOGO INC.	63

Other Information for Stockholders
Other Business
The Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter is properly submitted for action and presented at the meeting, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.
Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale and other dispositions of the Company’s securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations. It is also the policy of the Company to comply with applicable securities laws when transacting in its own securities. A copy of our Insider Trading Policy has been attached to our 2024 Form 10-K.
Stockholder Proposals and Director Nominations for 2026
The Company will review for inclusion in next year’s proxy statement stockholder proposals received by December 30, 2025, pursuant to Rule 14a-8 under the Exchange Act. Proposals must be sent to Crystal L. Gordon, Executive Vice President, General Counsel, Chief Administrative Officer and Secretary of the Company, at 105 Edgeview Drive, Suite 300, Broomfield, Colorado 80021.
Stockholder proposals (including director nominations) not included in next year’s proxy statement may be brought before the 2026 annual meeting of stockholders by a stockholder of the Company who is entitled to vote at the meeting, has given a written notice to the Executive Vice President, General Counsel, Chief Administrative Officer and Secretary of the Company containing certain information specified in the Bylaws, and was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed to and received at the address in the preceding paragraph no earlier than February 12, 2026 and no later than March 14, 2026, except that if the date of the 2026 annual meeting of stockholders is changed, and the meeting is held before May 13, 2026 or after August 21, 2026, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the new date of such annual meeting and no later than the close of business on the later of (i) the ninetieth day prior to the new date of such annual meeting or (ii) the tenth day following the day on which a public announcement of the new date of such annual meeting is first made. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2026 annual meeting of stockholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.
Annual Report for 2024
The 2024 Annual Report to Stockholders, including our 2024 Annual Report on Form 10-K, is being mailed with this proxy statement. Stockholders can also access this proxy statement and our 2024 Annual Report to Stockholders on our investor relations website at https://ir.gogoair.com or at www.proxyvote.com, using the control number located on each proxy card.
We have filed our 2024 Form 10-K with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibits. All requests should be directed to Investor Relations, Gogo Inc., 105 Edgeview Dr., Suite 300, Broomfield, Colorado 80021.
Solicitation Costs
This solicitation is being made by the Company, and the Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials and Notices of Internet Availability of Proxy Materials, as applicable, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

64	GOGO INC.	2025 PROXY STATEMENT

OTHER INFORMATION FOR STOCKHOLDERS
Householding of Annual Disclosure Documents
Under rules adopted by the SEC, we are permitted to deliver a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, reduces the volume of duplicate information received at your household and helps to reduce costs. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instructions.
The Company is not householding this year for those stockholders who own their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds their shares directly, and you would each like to start householding for the Company’s annual reports and proxy materials, please call (312) 517-6069 or write to Investor Relations at 105 Edgeview Dr., Suite 300, Broomfield, Colorado 80021.
This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If you would like to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.
Attendance at Annual Meeting
If a stockholder would like to attend the Annual Meeting, they must be a registered stockholder as of April 22, 2025. The Annual Meeting will take place on June 12, 2025 at 3:00 p.m. Mountain Time online at www.virtualshareholdermeeting.com/GOGO2025.
BY ORDER OF THE BOARD OF DIRECTORS

Crystal L. Gordon
Executive Vice President, General Counsel, Chief Administrative Officer and Secretary
Broomfield, Colorado
April 29, 2025

2025 PROXY STATEMENT	GOGO INC.	65

Questions and Answers About the Proxy Materials and the Annual Meeting
This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our annual meeting of stockholders, which will be held at 3:00 p.m. Mountain Time, on June 12, 2025, online at www.virtualshareholdermeeting/GOGO2025. On or about April 29, 2025, we began mailing to stockholders of record as of April 22, 2025, a Notice of Internet Availability of Proxy Materials and made the proxy materials available on the Internet.
Why am I receiving this proxy statement and proxy card?
You have received these proxy materials because our Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote on at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision.
Because you own shares of our common stock, we have made this proxy statement and proxy card available to you on the Internet, or have delivered printed versions of this proxy statement and proxy card by mail if you have requested it.
When you vote by using the Internet or by signing and returning the proxy card you received by mail (or, if you hold shares through a bank or broker, voting instruction form), you appoint Crystal L. Gordon and Zachary Cotner (with full power of substitution) as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed or, if an issue that is not on the proxy card properly comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance either by using the Internet or by signing and returning your proxy card by mail.
Why did I receive a Notice of Internet Availability of Proxy Materials (“Notice”) in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.
Stockholders who receive a printed set of proxy materials will not receive the Notice but may still access our proxy materials and submit their proxies over the Internet at www.proxyvote.com.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on April 22, 2025 are entitled to vote. April 22, 2025 is referred to as the “record date.” A list of stockholders entitled to vote at the meeting will be available on the day of the Annual Meeting and for ten days before the meeting, in each case at the Gogo Inc. corporate headquarters located at 105 Edgeview Drive, Suite 300, Broomfield, CO 80021.
How many votes is each share of common stock entitled to?
Holders of common stock are entitled to one vote per share. On the record date, there were 132,245,584 shares of our common stock outstanding and entitled to vote.
How do I vote on the proposals before the Annual Meeting?
Stockholders of record may vote by using the Internet, telephone or by mail as described below. Stockholders also may attend the Annual Meeting on June 12, 2025 online at www.virtualshareholdermeeting.com/GOGO2025 and vote at that time.

66	GOGO INC.	2025 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
•
You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com, which may be accessed using the control number located on each proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 11, 2025. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•
You may vote by telephone. If you choose to vote by telephone you may do so until 11:59 p.m. Eastern Time on June 11, 2025. Please dial 1-800-690-6903 with your proxy card in hand and follow the instructions that will be given to you over the phone.

•	You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.
The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend. Only our stockholders and persons holding proxies from our stockholders may attend the Annual Meeting. To vote at the Annual Meeting, you must attend online and will need to be registered as a holder of our common stock at the close of business on April 22, 2025.
If you hold shares through a bank or broker, please refer to your voting instruction form or other information forwarded by your bank or broker to see which voting options are available to you. Additionally, to be able to vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.
How do I change or revoke my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:
•	submitting a subsequent proxy by using the Internet prior to 11:59 p.m. Eastern Time on June 11, 2025;
•	sending written notice of revocation prior to the Annual Meeting to our Corporate Secretary c/o Gogo Business Aviation LLC, 105 Edgeview Drive, Suite 300, Broomfield, Colorado 80021; or
•	attending the Annual Meeting and voting online at the meeting.
If you hold shares through a bank or broker, please refer to your voting instruction form or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.
Attendance at the Annual Meeting will not by itself revoke a proxy.
How many votes do you need to hold the Annual Meeting?
The presence, in person or by proxy, of the holders of record of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum. Stockholders who attend the Annual Meeting online will be deemed to be attendees for purposes of determining if a quorum has been met. If a quorum is present, we can hold the Annual Meeting and conduct business.
On what items am I voting?
You are being asked to vote on three items:
•	to elect two directors nominated by the Board and named in the proxy statement to serve until our 2028 annual meeting of stockholders or until their successors are elected and qualified;
•	to approve 2024 executive compensation in a non-binding advisory vote; and
•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

2025 PROXY STATEMENT	GOGO INC.	67

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
How does the Board recommend that I vote?
The Board recommends that you vote as follows:
•	FOR each of the director nominees;
•	FOR the non-binding advisory approval of 2024 executive compensation;
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
How may I vote in the election of directors, and how many votes must the nominees receive to be elected?
With respect to the election of directors, you may:
•	vote FOR all two nominees for director;
•	vote FOR only one of the nominees for director and WITHHOLD from voting on the remaining nominee for director; or
•	WITHHOLD from voting on all two nominees for director.
The Company’s Amended and Restated Bylaws (the “Bylaws”) provide for the election of directors by a plurality of the votes cast. This means that the two individuals nominated for election to the Board who receive the highest number of “FOR” votes (among votes properly cast in person or by proxy) will be elected. “WITHHOLD” votes will have no effect on the outcome of voting with respect to the election of directors. Additionally, if a director nominee receives a greater number of votes “withheld” from his election than votes “for” his election, the affected director will be required to promptly tender to the Board his resignation as director, for review and acceptance or rejection by the Board. For more information, see “Our Board of Directors and Corporate Governance—Plurality Voting for Directors and Director Resignation Policy.”
What happens if a nominee is unable to stand for election?
If a nominee is unable to stand for election, the Board may either:
•	reduce the number of directors that serve on the Board; or
•	designate a substitute nominee.
If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee as the proxy holders may determine.
How may I vote for the non-binding advisory vote approving 2024 executive compensation, and how many votes must this proposal receive to pass?
With respect to this proposal, you may:
•	vote FOR the non-binding advisory approval of 2024 executive compensation;
•	vote AGAINST the non-binding advisory approval of 2024 executive compensation; or
•	ABSTAIN from voting on the proposal.
In order to pass, the proposal must receive the affirmative vote of a majority of the votes entitled to vote on the subject matter of the proposal by the holders of common stock who are present in person or by proxy. In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to our Board but will not be binding. However, our Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

68	GOGO INC.	2025 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?
With respect to this proposal, you may:
•	vote FOR the ratification of the accounting firm;
•	vote AGAINST the ratification of the accounting firm; or
•	ABSTAIN from voting on the proposal.
In order to pass, the proposal must receive the affirmative vote of a majority of the votes entitled to vote on the subject matter of the proposal by the holders of common stock who are present in person or by proxy. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.
What happens if I sign and return my proxy card but do not provide voting instructions?
If you are a stockholder of record and return a signed card but do not provide voting instructions, your shares will be voted as follows:
•	FOR each of the two director nominees;
•	FOR the non-binding advisory approval of 2024 executive compensation;
•	FOR the ratification of the appointment of our independent registered public accounting firm; and
•	At the discretion of the proxy holders, in their best judgment on any other matter or business that may properly come before the Annual Meeting.
Will my shares be voted if I do not vote by using the Internet, telephone or by signing and returning my proxy card?
If you are a stockholder of record and do not vote by using the Internet, telephone or by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for stockholder consideration at the Annual Meeting.
If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with the stock exchange rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters.” The only proposal that we believe to be a “routine matter” is ratification of the appointment of our independent registered public accountants, as described in this proxy statement. With respect to this proposal, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.
The election of directors and the non-binding advisory vote approving 2024 executive compensation are not considered “routine matters” under the stock exchange rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.
We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.

2025 PROXY STATEMENT	GOGO INC.	69

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
What is the vote required for each proposal to pass, and what is the effect of abstentions or withheld votes and uninstructed shares on the proposals?
The following table summarizes the Board’s recommendation on each proposal, the vote required for each proposal to pass and the effect of abstentions or withheld votes and uninstructed shares on each proposal.

Proposal Number	Item	Board Voting Recommendation	Votes Required for Approval	Abstentions/ Withheld Votes	Broker Discretionary Voting Permitted?
1.	Election of the two directors named in this proxy statement	FOR	The two nominees who receive the highest number of FOR votes properly cast in person or by proxy and entitled to vote will be elected	No effect	No
2.	Non-binding advisory vote approving 2024 executive compensation	FOR	Majority of the voting power of the shares present in person or by proxy and entitled to vote on the subject matter of the proposal	Count as votes AGAINST	No
3.	Ratification of independent registered public accounting firm	FOR	Majority of the voting power of the shares present in person or by proxy and entitled to vote on the subject matter of the proposal	Count as votes AGAINST	Yes

What do I need to do to attend the Annual Meeting?
You will need to attend online at www.virtualshareholdermeeting.com/GOGO2025 on June 12, 2025 at 3:00 p.m. Mountain Time. Only our stockholders and persons holding proxies from our stockholders may attend the Annual Meeting.
The Company welcomes all its stockholders to join and participate in the Annual Meeting. Whether or not you plan to attend, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.
Can I receive future proxy materials and annual reports electronically?
Yes. You may access this proxy statement and the annual report by accessing the website located at www.proxyvote.com using the control number located on each proxy card. Instead of receiving future proxy materials in the mail, you can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings, and will give you an automatic link to the proxy voting site.
If you are a stockholder of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to www.proxyvote.com and following the prompts.

70	GOGO INC.	2025 PROXY STATEMENT

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71759-P33827 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOGO INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of two Class III directors to serve until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael Abad-Santos
02) Mark Anderson

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V71760-P33827

GOGO INC.
Annual Meeting of Stockholders
June 12, 2025 3:00 PM, MDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Crystal L. Gordon and Zachary Cotner, or either of them, as proxies, each, with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GOGO INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 3:00 PM, MDT on June 12, 2025, online at www.virtualshareholdermeeting.com/GOGO2025, and any adjournment or postponement thereof.

The undersigned hereby acknowledge(s) receipt of the Notice, Proxy Statement and Annual Report, and revoke(s) any proxy or proxies heretofore given to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Continued and to be signed on reverse side